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                                                                     EXHIBIT 4.3


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                 NOVASTAR MORTGAGE FUNDING TRUST SERIES ______

                                     Issuer

                                      and

                          [NAME OF INDENTURE TRUSTEE]

                               Indenture Trustee

                   _________________________________________



                                   INDENTURE

                           Dated as of ______________

                   __________________________________________



                                  Relating to

               NOVASTAR MORTGAGE FUNDING TRUST SERIES __________


                    COLLATERALIZED MORTGAGE OBLIGATION BONDS



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                               TABLE OF CONTENTS

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          This Indenture, dated as of _________________, between NovaStar
Mortgage Funding Trust Series ___________, a Delaware business trust, as Issuer (the "Issuer"), and ________________________________________, as Indenture
Trustee (the "Indenture Trustee"),

                                WITNESSETH THAT:

          Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the NovaStar Mortgage Funding Asset-Backed Bonds, Series _________ Collateralized Mortgage Obligation Bonds (the "Bonds") and the Bond Insurer.

                                GRANTING CLAUSE

          The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Bonds and the Bond Insurer, all of the Issuer's right, title and interest in and to whether now existing or hereafter created by (a) the Initial Mortgage Loans, the Subsequent Mortgage Loans, the Eligible Substitute Mortgage Loans and the proceeds thereof and all rights under the Related Documents (including the related Mortgage Files); (b) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans excluding any investment income from such funds; (c) all funds on deposit from time to time in the Payment Account and in all proceeds thereof, including any income on funds deposited in, or investments made with funds deposited in, the Payment Account, which income shall belong to, and be for the account of, the Indenture Trustee; (d) all funds on deposit from time to time in the Interest Coverage Account and the Pre-Funding Account in each case including any income on funds deposited in, or investments made with funds deposited in such accounts, which income shall belong to, and be for the account of, the Indenture Trustee; (e) all rights under the (i) Mortgage Loan Purchase Agreement as assigned to the Issuer, (ii) the Servicing Agreement and any Subservicing Agreements and (iii) any title and hazard insurance policies with respect to the Mortgaged Properties; and (f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

          The foregoing Grant is made in trust to secure (i) the payment of principal of and interest on, and any other amounts owing in respect of, the Bonds, equally and ratably without prejudice, priority or distinction, (ii) the payment of all other amounts payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

          The Indenture Trustee, as trustee on behalf of the Holders of the Bonds and the Bond Insurer, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein. The Indenture Trustee agrees that it will hold the Bond Insurance Policy in trust and that it will hold any proceeds of any claim made upon the Bond Insurance Policy solely for the use and benefit of the

Holders of the Bonds in accordance with the terms hereof and the terms of the Bond Insurance Policy.

          The Indenture Trustee further acknowledges that in the event (i) the transfer of the Mortgage Loans from the Seller to NovaStar Assets pursuant to the Mortgage Loan Purchase Agreement is determined to be a financing; (ii) the transfer of the Initial Mortgage Loans from the Company to the Issuer pursuant to the Trust Agreement is determined to be a financing; and/or (iii) the transfer of the Subsequent Mortgage Loans by the Seller to the Issuer pursuant to the Mortgage Loan Purchase Agreement is determined to constitute a financing, then in each case the Indenture Trustee holds the Mortgage Loans as the designee and bailee of NovaStar Assets, the Company and the Issuer, respectively, subject however, in each case, to a prior lien in favor of the Bondholders and the Bond Insurer pursuant to the terms of this Indenture.

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                                   ARTICLE I

                                  Definitions

     Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Bonds.

          "indenture security holder" means a Bondholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Indenture Trustee.

          "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA by reference to another statute or defined by Commission rules, have the meanings assigned to them by such definitions.

     Section 1.03. Rules of Construction. Unless the context otherwise requires:

               (i) a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

               (iii) "or" is not exclusive;

               (iv) "including" means including without limitation;

               (v) words in the singular include the plural and words in the plural include the singular; and

               (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                           Original Issuance of Bonds

     Section 2.01. Form. The Bonds, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

     The Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

     The terms of the Bonds set forth in Exhibit A are part of the terms of this Indenture.

     Section 2.02. Execution, Authentication and Delivery. The Bonds shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Bonds may be manual or facsimile.

     Bonds bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

     The Indenture Trustee shall upon Issuer Request authenticate and deliver Bonds for original issue in an aggregate initial principal amount of [$_____________].

     Each Bond shall be dated the date of its authentication. The Bonds shall be issuable as registered Bonds and the Bonds shall be issuable in the minimum initial Bond Principal Balances of $25,000 and in integral multiples of $1,000 in excess thereof.

     No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

     Section 2.03. Acceptance of Mortgage Loans by Indenture Trustee. (a) The Indenture Trustee acknowledges receipt of, subject to the review described below and any exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) referred to in Section 2.1(b) of the Mortgage Loan Purchase Agreement and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate as Indenture Trustee in trust for the use and benefit of all present and future Holders of the Bonds and the Bond Insurer. No later than 45 days after the Closing Date and each Subsequent Transfer Date (or, with respect to any Eligible Substitute Mortgage Loan, within 5 Business Days after the receipt by the Indenture Trustee thereof and, with respect to any documents received beyond 45 days after the Closing Date, promptly thereafter), the Indenture Trustee agrees, for the benefit of the Bondholders and the Bond Insurer, to review each Mortgage File delivered to

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it and to execute and deliver, or cause to be executed and delivered, to the
Seller and the Bond Insurer an initial certification in the form annexed hereto as Exhibit B. In conducting such review, the Trustee will ascertain whether all required documents described in Section 2.1(b) of the Mortgage Loan Purchase Agreement have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibit D to this Indenture, as supplemented (provided, however, that with respect to those documents described in subclause (b)(vi) of such section, the Indenture Trustee's obligations shall extend only to documents actually delivered pursuant to such subclause). In performing any such review, the Indenture Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Indenture Trustee finds that any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit D or Attachment B to Exhibit 2 of the Mortgage Loan Purchase Agreement or to appear to be defective on its face, the Indenture Trustee shall promptly notify the Seller and the Bond Insurer of such finding and the Seller's obligation to cure such defect or repurchase or substitute for the related Mortgage Loan.

     Pursuant to Section 5.11 of this Indenture, the Bond Insurer, so long as no Bond Insurer Default exists, has the right to exercise any trust or power conferred on the Indenture Trustee. In connection with the acceptance of the Subsequent Mortgage Loans by the Indenture Trustee, the Bond Insurer has provided a Certificate (the "MBIA Certificate") stating that the Subsequent Mortgage Loans are acceptable to the Bond Insurer. Since the Bond Insurer is acting on behalf of the Bondholders, the MBIA Certificate will be binding upon those Bondholders. The Indenture Trustee shall not agree to any transfer of Subsequent Mortgage Loans to it without (i) receipt of the MBIA Certificate and
(ii) confirmation from the Rating Agencies that the purchase of such Subsequent Mortgage Loans will not result in a downgrade, withdrawal or qualification of the ratings then in effect for the Outstanding Bonds (without regard to the Bond Insurance Policy).

     (b) No later than 180 days after the Closing Date, the Indenture Trustee will review, for the benefit of the Bondholders and the Bond Insurer, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller and the Bond Insurer, a final certification in the form annexed hereto as Exhibit C. In conducting such review, the Indenture Trustee will ascertain whether an original of each document described in subclauses
(b)(ii)-(iv) of Section 2.1 of the Mortgage Loan Purchase Agreement required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Indenture Trustee finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit D or Attachment B to Exhibit 2 of the Mortgage Loan Purchase Agreement or to appear defective on its face, the Indenture Trustee shall promptly notify the Seller and the Bond Insurer of such finding and the Seller's obligation to cure such defect or repurchase or substitute for the related Mortgage Loan.

     (c) Upon deposit of the Repurchase Price in the Payment Account, the Indenture Trustee shall release to the Seller the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller as are necessary to vest in the Seller title to and rights under the related Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Repurchase Price in the Payment Account was received by the Indenture Trustee. The Indenture Trustee shall amend the applicable Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Servicer, the Bond Insurer and the Rating Agencies of such amendment.

                                  ARTICLE III

                                   Covenants

     Section 3.01. Collection of Payments with respect to the Mortgage Loans. The Indenture Trustee shall establish and maintain an Eligible Account (the "Payment Account"), held in trust for the benefit of the Bondholders and the Bond Insurer. The Indenture Trustee shall, subject to the terms of this paragraph, deposit in the Payment Account, (i) on the date of receipt (if received prior to 3:00 p.m. Eastern Standard Time, and if not, then on the Business Day following receipt) from the Servicer, each remittance received by the Indenture Trustee with respect to the Mortgage Loans and (ii) amounts transferred from the Pre-Funding Account and the Interest Coverage Account pursuant to Section 8.08 and 8.09 hereof. The Indenture Trustee shall make all payments of principal of and interest on the Bonds, subject to Section 3.03, as provided in Section 3.05 from monies on deposit in the Payment Account.

     Section 3.02. Maintenance of Office or Agency. The Issuer will maintain within the United States of America, an office or agency where, subject to satisfaction of conditions set forth herein, Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03. Money for Payments To Be Held in Trust; Paying Agent. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Bonds shall be paid over to the Issuer except as provided in this Section 3.03.

     The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

               (i) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

               (ii) give the Indenture Trustee and the Bond Insurer notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Bonds;

               (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

               (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Bonds if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

               (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

               (vi) not commence a bankruptcy proceeding against the Issuer in connection with this Indenture.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond (other than amounts paid under the Bond Insurance Policy) and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon receipt of an Issuer Request; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Bonds have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     Section 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of

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

America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

     Section 3.05. Payment of Principal and Interest. (a) On each Payment Date from amounts on deposit in the Payment Account in accordance with Section 8.02 hereof, the Indenture Trustee shall pay to the Bondholders and to other Persons the amounts to which they are entitled as set forth below; provided, however, that any amounts representing payments from the Bond Insurer shall only be used to pay interest and principal to the Bondholders pursuant to clauses (iii) and
(iv):

               (i) to the Indenture Trustee, the Indenture Trustee Fee;

               (ii) to the Bond Insurer, the Bond Insurance Premium;

               (iii) to the Bondholders, the Interest Payment Amount with respect to such Payment Date;

               (iv) to the Bondholders, as principal on the Bonds, the Principal Payment Amount with respect to such Payment Date;

               (v) to the Bond Insurer, the sum of (a) all payments previously paid by the Bond Insurer under the Bond Insurance Policy which have not previously been reimbursed, (b) any other amounts due to the Bond Insurer pursuant to the Insurance Agreement, to the extent not previously paid or reimbursed and (c) interest on the foregoing as set forth in the Insurance Agreement from the date such amounts become due until paid in full;

               (vi) to the Bondholders, as principal on the Bonds, the Subordination Increase Amount for such Payment Date;

               (vii) to the Bondholders, any Carry-Forward Amount for such Payment Date;

               (viii) to the Indenture Trustee, any amounts owing to the Indenture Trustee under any Basic Documents remaining unpaid;

               (ix) to the Servicer, any amounts owing to the Servicer pursuant to Section 5.03 of the Servicing Agreement in connection with the indemnity by the Issuer thereunder; and

               (x) any remaining amount, to the Issuer or the Certificate Paying Agent as its designee, on behalf of the Certificateholders.

     On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this
Section 3.05 for the purpose of distributing such funds to the Certificateholders after payment of trust expenses to the Owner Trustee or the Indenture Trustee pursuant to the Trust Agreement.

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

     Interest will accrue on the Bonds during an Interest Period on the basis of the actual number of days in such Interest Period and a year assumed to consist of 360 days.

     Any installment of interest or principal, if any, payable on any Bond that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, so long as the Bonds are Book-Entry Bonds registered in the name of the Depository or its nominee, be paid by wire transfer to the Depository or its nominee; otherwise if such Holder shall have so requested at least five Business Days prior to the related Record Date and such Holder holds Bonds of an aggregate initial Bond Principal Balance of at least $5,000,000, such installment shall be paid on such Payment Date to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date, and in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Bondholder mailed to such Holder's address as it appears in the Bond Register in the amount required to be distributed to such Holder on such Payment Date; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code. The Indenture Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer.

     (b) The principal of each Bond shall be due and payable in full on the Final Scheduled Payment Date for such Bond as provided in the form of Bond set forth in Exhibit A. All principal payments on the Bonds shall be made to the Bondholders entitled thereto in accordance with the Percentage Interests represented by such Bonds. Upon notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Bond is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.07 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Bond at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Bond and shall specify the place where such Bond may be presented and surrendered for such final payment. No interest shall accrue on the Bonds on or after the Final Scheduled Payment Date or any such other final Payment Date.

     Section 3.06. Protection of Trust Estate. (a) The Issuer will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

               (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

               (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

               (iii) cause the Issuer or the Servicer to enforce any of their rights with respect to the Mortgage Loans; and

               (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Bond Insurer and the Bondholders in such Trust Estate against the claims of all persons and parties.

     (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 hereof, unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

     The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.06 upon the Issuer's preparation thereof and delivery to the Indenture Trustee.

     Section 3.07. Opinions as to Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Bond Insurer and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

     (b) On or before September 1 in each calendar year, beginning in 1998, the Issuer shall furnish to the Indenture Trustee and the Bond Insurer an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

     Section 3.08. Performance of Obligations. (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

     (b) The Issuer, with the consent of the Bond Insurer so long as no Bond Insurer Default exists, may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

     (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Servicer is expressly permitted to take in the Servicing Agreement. The Indenture Trustee, as pledgee of the Mortgage Loans, shall with the consent of, or direction of, the Bond Insurer, so long as no Bond Insurer Default exists, be able to exercise the rights of the Issuer to direct the actions of the Servicer pursuant to the Servicing Agreement.

     Section 3.09. Negative Covenants. So long as any Bonds are Outstanding, the Issuer shall not:

               (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Bond Insurer or the Indenture Trustee with the consent of the Bond Insurer, so long as no Bond Insurer Default exists;

               (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Bonds (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Bondholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

               (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

               (iv) waive or impair, or fail to assert rights under, the Mortgage Loans, or impair or cause to be impaired the Issuer's interest in the Mortgage Loans, the Mortgage Loan Purchase Agreement or any other Basic Document, if any such action would materially and adversely affect the interests of the Bondholders or the Bond Insurer.

     Section 3.10. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Bond Insurer, within 120 days after the end of each fiscal year of the Issuer

(commencing with the fiscal year 1998), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

               (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

               (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 3.11.  [Reserved].

     Section 3.12. Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as pledgee of the Mortgage Loans, has the benefit of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement concerning the Seller and the Mortgage Loans and the right to enforce the remedies against the Seller provided in such Mortgage Loan Purchase Agreement to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Seller in the Mortgage Loan Purchase Agreement, the Indenture Trustee shall promptly notify the Seller and the Bond Insurer of such finding and the Seller's obligation to cure such breach or repurchase or substitute for the related Mortgage Loan.

     Section 3.13. Amendments to Servicing Agreement. The Issuer covenants with the Indenture Trustee and the Bond Insurer that it will not enter into any amendment or supplement to the Servicing Agreement without the prior written consent of the Indenture Trustee and the Bond Insurer. The Indenture Trustee, as pledgee of the Mortgage Loans, may, with the consent of the Bond Insurer so long as no Bond Insurer Default exists, decline to enter into or consent to any such supplement or amendment if the Bond Insurer's or Bondholders' rights, duties or immunities would be materially and adversely affected thereby. The Indenture Trustee may, but shall not be obligated to, enter into any amendment or supplement to the Servicing Agreement that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 3.14. Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account, as well as its agent and bailee in holding any Related Documents released to the Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Servicer. It is intended that, by the Servicer's acceptance of such agency, the Indenture Trustee, as a secured party of the Mortgage Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Servicer.

     Section 3.15. Investment Company Act. The Issuer shall not become an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.15 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

     Section 3.16. Issuer May Consolidate, etc. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

               (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee and the Bond Insurer, the due and punctual payment of the principal of and interest on all Bonds and to the Certificate Paying Agent, on behalf of the Certificateholders, and the payment of the Bond Insurance Premium and all other amounts payable to the Bond Insurer and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

               (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

               (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Bonds to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade without taking into account the Bond Insurance Policy;

               (iv) the Issuer and the Bond Insurer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) adversely affect the status of the Bonds as indebtedness for federal income tax purposes, or (B) cause the Trust to be subject to an entity level tax for federal income tax purposes;

               (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

               (vi) the Issuer shall have delivered to the Indenture Trustee and the Bond Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

               (vii) the Bond Insurer, so long as no Bond Insurer Default exists, shall have given its prior written consent.

     (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

               (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Bonds and to the Certificate Paying Agent, on behalf of the Certificateholders, and the payment of the Bond Insurance Premium and all other amounts payable to the Bond Insurer and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Bonds and the Bond Insurer, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer, the Indenture Trustee and the Bond Insurer against and from any loss, liability or expense arising under or related to this Indenture and the Bonds and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Bonds;

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Bonds or the rating of the Bonds without taking into account the Bond Insurance Policy to be reduced, suspended or withdrawn;

               (iv) the Issuer and the Bond Insurer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) adversely affect the status of the Bonds as indebtedness for federal income tax purposes, or (B) cause the Trust to be subject to an entity level tax for federal income tax purposes;

               (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

               (vi) the Issuer shall have delivered to the Indenture Trustee and the Bond Insurer an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

               (vii) the Bond Insurer, so long as no Bond Insurer Default exists, shall have given its prior written consent.

     Section 3.17. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Bonds immediately upon the delivery of written notice to the Indenture Trustee and the Bond Insurer of such conveyance or transfer and approval of such transaction given by the Bond Insurer to the Indenture Trustee.

     Section 3.18. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Mortgage Loans and the issuance of the Bonds and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

     Section 3.19. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Bonds and amounts due to the Bond Insurer under this Indenture and the Insurance Agreement.

     Section 3.20. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.21. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.22.  [Reserved]

     Section 3.23. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Trust Agreement and (y) payments to the Servicer pursuant to the terms of the Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

     Section 3.24. Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Bond Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

     Section 3.25. Further Instruments and Acts. Upon request of the Indenture Trustee or the Bond Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.26. Statements to Bondholders. On each Payment Date, the Indenture Trustee and the Certificate Registrar shall forward by mail to each Bondholder and Certificateholder, respectively, the statement prepared pursuant to Section 7.05 of this Indenture. The Indenture Trustee shall have no responsibility to (i) verify information provided by the Servicer to be included in such statement or (ii) include any information required to be included in such statement if the Servicer has failed to timely produce such information to the Indenture Trustee as required pursuant to the Servicing Agreement.

     Section 3.27. Determination of Bond Interest Rate. On the second LIBOR Business Day immediately preceding each Payment Date, the Indenture Trustee shall determine One-Month LIBOR and the Bond Interest Rate for the following Interest Period and shall inform the Issuer, the Servicer and the Company at their respective facsimile numbers given to the Indenture Trustee in writing thereof.

     Section 3.28. Payments under the Bond Insurance Policy. (a) On the second Business Day immediately preceding any Payment Date, the Indenture Trustee on behalf of the Bondholders shall file a notice of claim to the Bond Insurer in an amount, if any, equal to the Deficiency Amount.

     (b) If the Indenture Trustee determines that a Deficiency Amount will exist for the following Payment Date, then the Indenture Trustee shall submit a Notice (as defined in the Bond Insurance Policy) for payment in the amount of the Deficiency Amount to the Bond Insurer no later than 12:00 Noon, New York City time, on the second Business Day prior to the applicable Payment Date. Upon receipt of such Deficiency Amount in accordance with the terms of the Bond Insurance Policy, the Indenture Trustee shall deposit such Deficiency Amount in the Payment Account for distribution to Bondholders pursuant to Section 3.05 hereof or with respect to an acceleration pursuant to Section 6.02 hereof. All amounts received by the Indenture Trustee under the Bond Insurance Policy shall remain uninvested.

     In addition, a claim may be made under the Bond Insurance Policy in respect of any Preference Amount (as defined in and pursuant to the terms and conditions of the Bond Insurance Policy) and the Indenture Trustee shall submit a Notice (as defined in the Bond Insurance Policy) for payment with respect thereto together with the other documents required to be delivered to the Bond Insurer pursuant to the Bond Insurance Policy in connection with a claim in respect of any Preference Amount.

                                  ARTICLE IV

              The Bonds; Satisfaction and Discharge of Indenture

     Section 4.01. The Bonds. The Bonds shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Bonds through the book-entry facilities of the Depository in minimum initial Bond Principal Balances of $25,000 and integral multiples of $1,000 in excess thereof.

     Subject to the last sentence of Section 4.12, the Indenture Trustee may for all purposes (including the making of payments due on the Bonds) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Bonds for the purposes of exercising the rights of Holders of Bonds hereunder. In addition, subject to the last sentence of Section 4.12, except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Bonds shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Bonds as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Bonds shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Bondholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Bond may be transferred by the Depository except to a successor Depository that agrees to hold such Bond for the account of the Beneficial Owners.

     In the event The Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Bonds it beneficially owns in the manner prescribed in Section 4.08.

     The Bonds shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon the order of the Issuer.

     Section 4.02. Registration of and Limitations on Transfer and Exchange of Bonds; Appointment of Certificate Registrar. The Issuer shall cause the Indenture Trustee, as Bond Registrar, to keep at the Corporate Trust Office a Bond Register in which, subject to such reasonable regulations as it may prescribe, the Bond Registrar shall provide for the registration of Bonds and of transfers and exchanges of Bonds as herein provided.

     Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Bond at the Corporate Trust Office, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds in authorized initial Bond Principal Balances evidencing the same aggregate Percentage Interests.

     Subject to the foregoing, at the option of the Bondholders, Bonds may be exchanged for other Bonds of like tenor and in authorized initial Bond Principal Balances evidencing the same aggregate Percentage Interests upon surrender of the Bonds to be exchanged at the Corporate Trust Office of the Bond Registrar. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Bonds which the Bondholder making the exchange is entitled to receive. Each Bond presented or surrendered for registration of transfer or exchange shall (if so required by the Bond Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Bond Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the City of New York or the city in which any Corporate Trust Office is located. Bonds delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Bonds surrendered.

     No service charge shall be made for any registration of transfer or exchange of Bonds, but the Bond Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds.

     The Issuer hereby appoints the Indenture Trustee as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section
3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement. The Indenture Trustee hereby accepts such appointment.

     Section 4.03. Mutilated, Destroyed, Lost or Stolen Bonds. If (i) any mutilated Bond is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer, the Bond Insurer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Bond Registrar or the Indenture Trustee that such Bond has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer, the Bond Insurer and the Indenture Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Bond Insurer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Bond under this Section 4.03, the Issuer may require the payment by the Holder of such Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Bond issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

     The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

     Section 4.04. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Bond, the Issuer, the Bond Insurer, the Indenture Trustee and any agent of the Issuer, the Bond Insurer, or the Indenture Trustee may treat the Person in whose name any Bond is registered (as of the day of determination) as the owner of such Bond for the purpose of receiving payments of principal of and interest, if any, on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Issuer, the Bond Insurer, the Indenture Trustee nor any agent of the Issuer, the Bond Insurer or the Indenture Trustee shall be affected by notice to the contrary.

     Section 4.05. Cancellation. All Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Indenture Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section 4.05, except as expressly permitted by this Indenture. All canceled Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Bonds have not been previously disposed of by the Indenture Trustee.

     Section 4.06. Book-Entry Bonds. The Bonds, upon original issuance, will be issued in the form of definitive Bonds representing the Book-Entry Bonds, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. Such Bonds shall initially be registered on the Bond Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Bond representing such Beneficial Owner's interest in such Bond, except as provided in Section 4.08. Unless and until definitive, fully registered Bonds (the "Definitive Bonds") have been issued to Beneficial Owners pursuant to Section 4.08:

               (i) the provisions of this Section 4.06 shall be in full force and effect;

               (ii) the Bond Registrar, the Bond Insurer and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Bonds and the giving of instructions or directions hereunder) as the sole holder of the Bonds, and shall have no obligation to the Beneficial Owners of Bonds;

               (iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

               (iv) subject to the last sentence of Section 4.12, the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Owners of Bonds and the Depository and/or the Depository Participants. Unless and until Definitive Bonds are issued pursuant to
     Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Bonds to such Depository Participants; and

               (v) subject to the last sentence of Section 4.12, whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Bonds evidencing a specified percentage of the Bond Principal Balances of the Bonds, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Bonds and has delivered such instructions to the Indenture Trustee.

     Section 4.07. Notices to Depository. Whenever a notice or other communication to the Bondholders is required under this Indenture, unless and until Definitive Bonds shall have been issued to Beneficial Owners pursuant to
Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Bonds to the Depository, and shall have no obligation to the Beneficial Owners.

     Section 4.08. Definitive Bonds. If (i) the Indenture Trustee determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Bonds and the Indenture Trustee is unable to locate a qualified successor, (ii) the Indenture Trustee elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Beneficial Owners of Bonds representing beneficial interests aggregating at least a majority of the Bond Principal Balances of the Bonds advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Bonds to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Bonds representing the Book-Entry Bonds by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Bonds in accordance with the instructions of the Depository. None of the Issuer, the Bond Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Bonds, the Indenture

Trustee shall recognize the Holders of the Definitive Bonds as Bondholders. The Indenture Trustee shall notify the Bond Insurer upon the issuance of Definitive Bonds.

     Section 4.09. Tax Treatment. The Issuer has entered into this Indenture, and the Bonds will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Bonds will qualify as indebtedness. The Issuer, by entering into this Indenture, and each Bondholder, by its acceptance of its Bond (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Bond), agree to treat the Bonds for federal, state and local income, single business and franchise tax purposes as indebtedness.

     Section 4.10.  Satisfaction and Discharge of Indenture.   This Indenture
shall cease to be of further effect with respect to the Bonds, except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Bonds, (iii) rights of Bondholders (and the Bond Insurer, as subrogee of the Bondholders) to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.16, 3.18 and 3.19, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Bondholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Bonds and shall release and deliver the Collateral to or upon the order of the Issuer, when

          (A) either

          (1) all Bonds theretofore authenticated and delivered (other than (i) Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

          (2) all Bonds not theretofore delivered to the Indenture Trustee for cancellation

               a.  have become due and payable,

               b. will become due and payable at the Final Scheduled Payment Date within one year, or

               c.  have been called for early redemption pursuant to Section
                   8.07 hereof,

     and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Bonds then outstanding not theretofore delivered to the

     Indenture Trustee for cancellation when due on the Final Scheduled Payment Date or other final Payment Date and has delivered to the Indenture Trustee and the Bond Insurer a verification report from a nationally recognized accounting firm certifying that the amounts deposited with the Indenture Trustee are sufficient to pay and discharge the entire indebtedness of such Bonds, or, in the case of c. above, the Issuer shall have complied with all requirements of Section 8.07 hereof;

          (B) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement by the Issuer as evidenced by the written consent of the Bond Insurer; and

          (C) the Issuer has delivered to the Indenture Trustee and the Bond Insurer an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will constitute an "in-substance defeasance" within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuer will be the owner of the assets deposited in trust for federal income tax purposes.

     Section 4.11. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent or the Issuer, Certificate Paying Agent as designee of the Issuer or the Bond Insurer, as applicable, as the Indenture Trustee may determine, to the Holders of Bonds, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

     Section 4.12. Subrogation and Cooperation. (a) The Issuer and the Indenture Trustee acknowledge (and each Bondholder by acceptance of its Bond hereby agrees) that (i) to the extent the Bond Insurer makes payments under the Bond Insurance Policy on account of principal of or interest on the Bonds, the Bond Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer, and (ii) the Bond Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

     Insured Payments disbursed by the Indenture Trustee from proceeds of the Bond Insurance Policy shall not be considered payment by the Issuer with respect to the Bonds, nor shall such disbursement of such Insured Payments discharge the obligations of the Issuer with respect to the amounts thereof, and the Bond Insurer shall become the owner of such amounts as the deemed subrogee of such Bondholders.

     So long as no Bond Insurer Default exists, the Indenture Trustee shall cooperate in all respects with any reasonable request by the Bond Insurer for action to preserve or enforce the Bond Insurer's rights or interest under this Indenture or the Insurance Agreement, consistent with this

Indenture and without limiting the rights of the Bondholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

               (i) institute Proceedings for the collection of all amounts then payable on the Bonds, or under this Indenture in respect to the Bonds and all amounts payable under the Insurance Agreement, enforce any judgment obtained and collect from the Issuer monies adjudged due;

               (ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

               (iii) file or record all Assignments of Mortgage that have not previously been recorded;

               (iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

               (v) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Bond Insurer hereunder;

provided, however, action shall be taken pursuant to this Section 4.12 by the Indenture Trustee to preserve the Bond Insurer's rights or interest under this Agreement or the Insurance Agreement only to the extent such action is available to the Bondholders or the Bond Insurer under other provisions of this Indenture.

     Notwithstanding any provision of this Indenture to the contrary, so long as no Bond Insurer Default exists, the Bond Insurer shall at all times be treated as if it were the exclusive Bondholder for the purposes of all approvals, consents, waivers and the institution of any action and the direction of all remedies hereunder, and the Indenture Trustee shall act in accordance with the directions of the Bond Insurer so long as it is indemnified therefor to its reasonable satisfaction; provided, however, that the provisions of the first paragraph of Section 5.06 shall not apply to the Bond Insurer when the Bond Insurer is exercising the rights of the Bondholders pursuant to this paragraph.

     Section 4.13. Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Bonds, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Bonds shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to
Section 3.05 and thereupon such Person shall be released from all further liability with respect to such monies.

     Section 4.14. Temporary Bonds. Pending the preparation of any Definitive Bonds, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Bonds that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may reasonably determine, as evidenced by their execution of such Bonds.

     If temporary Bonds are issued, the Issuer will cause Definitive Bonds to be prepared without unreasonable delay. After the preparation of the Definitive Bonds, the temporary Bonds shall be exchangeable for Definitive Bonds upon surrender of the temporary Bonds at the office or agency of the Indenture Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Bonds of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Bonds.

                                   ARTICLE V

                              Default and Remedies
                              --------------------

     Section 5.01. Events of Default. The Issuer shall deliver to the Indenture Trustee and the Bond Insurer, within five days after learning of the occurrence of a Default or an Event of Default, written notice in the form of an Officer's Certificate of the occurrence of such Default or Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

     Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee may (with the prior written consent of the Bond Insurer), and, at the written direction of the Bond Insurer (which such written direction shall include a statement to the effect that such acceleration is at the sole option of the Bond Insurer and that an amount equal to the excess, if any, of the sum of the unpaid Bond Principal Balance of the Bonds together with accrued and unpaid interest thereon through the date of payment of such accelerated Bonds, over Available Funds for such date of payment, would constitute a Deficiency Amount pursuant to the terms of the Bond Insurance Policy and will be paid by the Bond Insurer in connection with the acceleration in accordance with the terms of the Bond Insurance Policy), or if a Bond Insurer Default exists, the Holders of Bonds representing not less than a majority of the Bond Principal Balances of all Bonds, shall, declare the Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Bondholders), and upon any such declaration the unpaid Bond Principal Balance of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Bond Insurer or, if a Bond Insurer Default exists, the Holders of Bonds representing a majority of the Bond Principal Balances of all Bonds, by written notice to the Issuer and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if:

               (i) the Issuer or the Bond Insurer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (A) all payments of principal of and interest on the Bonds and all other amounts that would then be due hereunder or upon the Bonds if the Event of Default giving rise to such acceleration had not occurred; and

               (B) all sums reasonably paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

               (ii) all Events of Default, other than the nonpayment of the principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

provided, however, the Bond Insurer, so long as no Bond Insurer Default exists, may waive an Event of Default regardless of Section 5.02(i) or (ii) above.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

     (a) The Issuer covenants that if (i) default is made in the payment of any interest (including the Interest Payment Amount) on any Bond when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal (including the Principal Payment Amount and the Subordination Increase Amount) of or any installment of the principal of any Bond when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, at the direction of the Bond Insurer, so long as no Bond Insurer Default exists, pay to the Indenture Trustee, for the benefit of the Holders of Bonds and of the Bond Insurer, the whole amount then due and payable on the Bonds for principal and interest, with interest at the Bond Interest Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, and at the direction of the Bond Insurer, so long as no Bond Insurer Default exists, subject to the provisions of Section 10.16 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor the Bonds, wherever situated, the monies adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture
Trustee, at the direction of the Bond Insurer, so long as no Bond Insurer Default exists, subject to the provisions of Section 10.16 hereof may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Bondholders and the Bond Insurer, by such appropriate Proceedings as the Indenture Trustee, at the direction of the Bond Insurer, so long as no Bond Insurer Default exists, shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Bonds or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Bonds, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, at the direction of the Bond Insurer, so long as no Bond Insurer Default exists, irrespective of whether the principal of any Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

               (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith), the Bond Insurer and of the Bondholders allowed in such Proceedings;

               (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Bonds in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

               (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders, the Bond Insurer and of the Indenture Trustee on their behalf; and

               (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Bond Insurer or the Holders of Bonds allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Bondholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee, with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, shall consent to the making of payments directly to such Bondholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, all other reasonable expenses and liabilities incurred, all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith, and all amounts due to the Bond Insurer.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Bondholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Bonds, may be enforced by the Indenture Trustee without the possession of any of the Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Bonds and the Bond Insurer, subject to Section 5.05 hereof.

     (g) In any Proceedings brought by the Indenture Trustee with the consent of the Bond Insurer, so long as no Bond Insurer Default exists (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Bonds, and it shall not be necessary to make any Bondholder a party to any such Proceedings.

     Section 5.04. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee, subject to the provisions of Section 10.16 hereof and with the consent of the Bond Insurer so long as no Bond Insurer Default exists, may and, at the direction of the Bond Insurer so long as no Bond Insurer Default exists, shall, do one or more of the following (subject to Section 5.05 hereof):

               (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Bonds or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Bonds monies adjudged due;

               (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

               (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Holders of the Bonds and the Bond Insurer; and

               (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that so long as a Bond Insurer Default exists, the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Holders of 100% of the aggregate Bond Principal Balance, (B) the proceeds of such sale or liquidation distributable to the Holders of the Bonds are sufficient to discharge in full all amounts then due and unpaid upon the Bonds for principal and interest and to reimburse the Bond Insurer for any amounts drawn under the Bond Insurance Policy and any other amounts due to the Bond Insurer under the Insurance Agreement or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the Bonds as they would have become due if the Bonds had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of a majority of the aggregate Bond Principal Balance. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order; provided, however, that any amounts representing payments from the Bond Insurer shall only be used to pay interest and principal to the Bondholders pursuant to clauses THIRD and FOURTH below:

          FIRST:   to the Indenture Trustee for amounts due under Section 6.07 hereof;

          SECOND: to the Bond Insurer, provided no Bond Insurer Default exists, with respect to any Bond Insurance Premium then due;

          THIRD:   to the Bondholders for amounts due and unpaid on the Bonds with respect to interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for interest (including the Interest Payment Amount but not including any Prepayment Interest Shortfalls, any Relief Act Shortfalls and the Carry-Forward Amount) from amounts available in the Trust Estate for the Bondholders;

          FOURTH: to Bondholders for amounts due and unpaid on the Bonds with respect to principal (including, but not limited to, any Principal Payment Amount), from amounts available in the Trust Estate for the Bondholders, and to each Bondholder ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal, until the Bond Principal Balance is reduced to zero;

          FIFTH: to the Bond Insurer, the sum of (a) all payments previously paid by the Bond Insurer under the Bond Insurance Policy which have not previously been reimbursed, (b) any other amounts due to the Bond Insurer pursuant to the Insurance Agreement, to the extent not previously paid or reimbursed and (c) interest on the foregoing as set forth in the Insurance Agreement from the date such amounts become due until paid in full (including any Bond Insurance Premium not paid pursuant to clause SECOND above);

          SIXTH: to the Bondholders for amounts due and unpaid on the Bonds with respect to the Carry-Forward Amount, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds with respect thereto, from amounts available in the Trust Estate for the Bondholders; and

          SEVENTH: to the payment of the remainder, if any, to the Issuer or any other person legally entitled thereto.

    The Indenture Trustee may fix a record date and payment date for any payment to Bondholders pursuant to this Section 5.04. With respect to any acceleration at the direction of the

Bond Insurer, the first payment date after the acceleration shall be the first Payment Date after the acceleration. At least 15 days before such record date, the Indenture Trustee shall mail to each Bondholder a notice that states the record date, the payment date and the amount to be paid.

    Section 5.05. Optional Preservation of the Trust Estate. If the Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, with the consent of the Bond Insurer, and shall, at the direction of the Bond Insurer, so long as no Bond Insurer Default exists, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Bondholders that there be at all times sufficient funds for the payment of principal of and interest on the Bonds and other obligations of the Issuer including payment to the Bond Insurer, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

    Section 5.06. Limitation of Suits. No Holder of any Bond shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless subject to the provisions of Section 10.16 hereof:

               (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

               (ii) the Holders of not less than 25% of the Bond Principal Balances of the Bonds have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

               (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

               (iv) the Indenture Trustee for 60 days after its receipt of such notice of request and offer of indemnity has failed to institute such Proceedings;

               (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Bond Principal Balances of the Bonds; and

               (vi) such Holder or Holders have the consent of the Bond Insurer, unless a Bond Insurer Default exists.

It is understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

    Subject to the last paragraph of Section 4.12 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Bonds, each representing less than a majority of the Bond Principal Balances of the Bonds, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

    Section 5.07. Unconditional Rights of Bondholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Bond on or after the respective due dates thereof expressed in such Bond or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

    Section 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Bond Insurer or to such Bondholder, then and in every such case the Issuer, the Indenture Trustee, the Bond Insurer and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Bond Insurer and the Bondholders shall continue as though no such Proceeding had been instituted.

    Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Bond Insurer or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

    Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Bond Insurer or any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Bond Insurer or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Bond Insurer or by the Bondholders, as the case may be.

    Section 5.11. Control by Bond Insurer. The Bond Insurer, or if a Bond Insurer Default exists, the Holders of a majority of the Bond Principal Balances of Bonds shall have the right (subject to the provisions of Section 5.06) to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Bonds or exercising any trust or power conferred on the Indenture Trustee; provided that:

               (i) such direction shall not be in conflict with any rule of law or with this Indenture;

               (ii) if a Bond Insurer Default exists, subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Bonds representing 100% of the Bond Principal Balances of the Bonds;

               (iii) if the conditions set forth in Section 5.05 hereof have been satisfied and the Indenture Trustee, with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Bonds (other than with respect to the Bond Insurer exercising the rights of Bondholders pursuant to the last sentence of
     Section 4.12) to sell or liquidate the Trust Estate shall be of no force and effect; and

               (iv) if a Bond Insurer Default exists, the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Bondholders set forth in this Section, subject to
Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or, if a Bond Insurer Default exists, might materially adversely affect the rights of any Bondholders not consenting to such action.

    Section 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Bonds as provided in Section 5.02 hereof, the Bond Insurer, or if a Bond Insurer Default exists, the Holders of Bonds of not less than a majority of the Bond Principal Balances of the Bonds, may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Bonds or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Bond or (c) the waiver of which would materially and adversely affect the interests of the Bond Insurer or modify its obligation under the Bond Insurance Policy. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

    Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

    Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Bond by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee or the Bond Insurer, (b) any suit instituted by any Bondholder, or group of Bondholders, in each case holding in the aggregate more than 10% of the Bond Principal Balances of the Bonds or (c) any suit instituted by any Bondholder for the enforcement of the payment of principal of or interest on any Bond on or after the respective due dates expressed in such Bond and in this Indenture.

    Section 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

    Section 5.15. Sale of Trust Estate. (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to
Section 5.04 hereof is expressly subject to the provisions of Section 5.05 hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Bonds and under this Indenture and under the Insurance Agreement shall have been paid. The Indenture Trustee with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

    (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

        (1) the Bond Insurer or, if a Bond Insurer Default exists, the Holders of all Bonds, consent to or direct the Indenture Trustee to make, such Sale, or

        (2) unless the Bond Insurer otherwise consents, the proceeds of such Sale would be not less than the entire amount which would be payable to the Bondholders under the Bonds and the Bond Insurer in respect of amounts drawn under the Bond Insurance Policy and any other amounts due to the Bond Insurer under the Insurance Agreement, in full payment thereof in accordance with
Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

        (3) The Indenture Trustee determines with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof), and the Bond Insurer consents to such Sale, or if a Bond Insurer Default exists, the Holders of Bonds representing at least 66-2/3% of the Bond Principal Balances of the Bonds consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

    (c) Unless the Bond Insurer or, if a Bond Insurer Default exists, the Holders of Bonds representing at least 66-2/3% of the Bond Principal Balances of the Bonds have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid.

    (d)  In connection with a Sale of all or any portion of the Trust Estate,

        (1) any Holder or Holders of Bonds may bid for and with the consent of the Bond Insurer purchase the property offered for Sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Bonds or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Bonds, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

        (2) the Indenture Trustee, with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Bonds and Holders of Certificates and amounts owing to the Bond Insurer as a result of such Sale in accordance with
Section 5.04(b) hereof on the Payment Date next succeeding the date of such Sale and (B) the reasonable expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Bonds in order to complete any such Sale or in order for the net Sale price to be credited against such Bonds, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

        (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale there of;

        (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

        (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

    Section 5.16. Action on Bonds. The Indenture Trustee's right to seek and recover judgment on the Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Bond Insurer or the Bondholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) hereof.

    Section 5.17. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so, the Issuer, in its capacity as holder of the Mortgage Loans, shall take all such lawful action as the Indenture Trustee or the Bond Insurer may request to cause the Issuer to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Mortgage Loan Purchase Agreement and the Servicing Agreement. So long as no Bond Insurer Default exists, the Bond Insurer shall have the right to approve or reject any proposed successor to the Servicer (other than the Indenture Trustee) under the Servicing Agreement.

    (b) The Indenture Trustee, as pledgee of the Mortgage Loans, subject to the rights of the Bond Insurer under this Agreement and the Servicing Agreement may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Bond Insurer or, if a Bond Insurer Default exists, the Holders of 66-2/3% of the Bond Principal Balances of the Bonds, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended.

                                  ARTICLE VI

                             The Indenture Trustee
                             ---------------------

     Section 6.01. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

               (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

               (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

               (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it (A) pursuant to Sections 5.11 or 5.15 or (B) from the Bond Insurer, which it is entitled to give under any of the Basic Documents.

     (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (e) Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

     (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     (h) The Indenture Trustee shall act in accordance with Sections 6.03 and
6.04 of the Servicing Agreement and shall act as successor to the Servicer in accordance with Section 6.02 of the Servicing Agreement.

     (i) For all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer assigned to and working in the Indenture Trustee's corporate trust department has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Indenture Trustee at the Corporate Trust Office, and such notice references the Bonds generally, the Issuer, the Trust Estate or this Indenture.

     The Indenture Trustee is hereby authorized to execute and shall execute the Servicing Agreement and the Mortgage Loan Purchase Agreement and shall perform its duties and satisfy its obligations thereunder. Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall apply to the Indenture Trustee's execution of the Servicing Agreement and the Mortgage Loan Purchase Agreement and the performance of its duties and satisfaction of its obligations thereunder.

     Section 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee, which Officer's Certificate or Opinion of Counsel shall not be at the expense of the Indenture Trustee or the Trust Estate (except in the priority set forth in Section 3.05(a)(viii)). The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel chosen by it with due care, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     Section 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Bond Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11 hereof.

     Section 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Bonds, it shall not be accountable for the Issuer's use of the proceeds from the Bonds, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Bonds or in the Bonds other than the Indenture Trustee's certificate of authentication.

     Section 6.05. Notice of Event of Default. If an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall give notice thereof to the Bond Insurer. The Trustee shall mail to each Bondholder notice of the Event of Default within 10 days after a Responsible Officer has actual knowledge thereof unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Bond, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Bondholders.

     Section 6.06. Tax Administration of the Issuer. The Indenture Trustee, based solely on information timely provided by the Servicer, shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all tax returns and information reports, tax elections and such annual or other reports of the Issuer as are necessary for preparation of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including without limitation Form 1099. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement.

     Section 6.07. Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee on each Payment Date reasonable compensation for its services. The amount of the Indenture Trustee Fee shall be paid to the Indenture Trustee on each Payment Date pursuant to Section 3.05(a)(i) of this Indenture, and all amounts owing to the Indenture Trustee hereunder in excess of such amount shall be paid solely as provided in Section 3.05(a)(viii) hereof and Section 5.06 of the Servicing Agreement. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services subject to the priorities established by Sections 3.05(a)(viii) and 5.04(b) of this Indenture. Such expenses shall include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. Subject to the priorities established in Section 3.05(a)(viii) and Section 5.04(b) of this Indenture, the Issuer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this Trust Estate and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's payment obligations to the Indenture Trustee pursuant to this
Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer and the Bond Insurer. The Bond Insurer or, if a Bond Insurer Default exists, the Holders of a majority of Bond Principal Balances of the Bonds may remove the Indenture Trustee by so notifying the Issuer and the Indenture Trustee and the Bond Insurer and may appoint a successor Indenture Trustee. The Issuer shall, with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, remove the Indenture Trustee if:

               (i) the Indenture Trustee fails to comply with Section 6.11 hereof;

               (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

               (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

               (iv) the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall, with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, promptly appoint a successor Indenture Trustee reasonably acceptable to the Bond Insurer.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Bond Insurer and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Bondholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer, the Bond Insurer or the Holders of a majority of Bond Principal Balances of the Bonds may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

     Section 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee shall provide the Issuer, the Rating Agencies and the Bond Insurer with prior written notice of any such transaction.

     If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Bonds so authenticated; and if at that time any of the Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Bonds either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is in the Bonds or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Bondholders and the Bond Insurer, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee or the Bond Insurer may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof and notice to, and the consent of, the Bond Insurer (but not the Bondholders) of the appointment of any co-trustee or separate trustee shall be required.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times be reasonably acceptable to the Bond Insurer and authorized to exercise corporate trust powers. The Indenture Trustee shall also satisfy the requirements of TIA (S)310(a) and have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody's and BBB or better by Standard & Poor's. The Indenture Trustee shall comply with TIA (S) 310(b), including the optional provision permitted by the second sentence of TIA (S) 310(b)(9); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 6.08 hereof.

     Section 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

     Section 6.13. Representations and Warranties. The Indenture Trustee hereby represents that:

               (i) The Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

               (ii) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

               (iii) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

               (iv) To the Indenture Trustee's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

     Section 6.14. Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

     (a) to accept the pledge of the Mortgage Loans and hold the assets of the Owner Trust Estate in trust for the Bondholders and the Bond Insurer;

     (b) to authenticate and deliver the Bonds substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

     (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

     Section 6.15. The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee's liability and to its indemnity shall inure also to the Paying Agent, the Bond Registrar, the Certificate Paying Agent and the Certificate Registrar.

                                  ARTICLE VII

                         Bondholders' Lists and Reports
                         ------------------------------

     Section 7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Bondholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Bonds as of such Record Date, (b) at such other times as the Indenture Trustee and the Bond Insurer may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Bond Registrar, no such list shall be required to be furnished.

     Section 7.02.  Preservation of Information; Communications to Bondholders.
(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Bonds contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Bonds received by the Indenture Trustee in its capacity as Bond Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

     (b) Bondholders may communicate pursuant to TIA (S)312(b) with other Bondholders with respect to their rights under this Indenture or under the Bonds.

     (c) The Issuer, the Indenture Trustee and the Bond Registrar shall have the protection of TIA (S) 312(c).

     Section 7.03. Reports by [the Indenture Trustee]; Issuer Fiscal Year. (a) The [Indenture Trustee] shall:

               (i) file with the Company and the Bond Insurer, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Such filings shall be as follows: within 15 days after each Payment Date, the Indenture Trustee shall file with the Commission via the Electronic Data Gathering and Retrieval System, a Form 8-K with a copy of the statement to Bondholders for such Payment Date as an exhibit thereto. Prior to January 30, 1998, the Indenture Trustee shall file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 1998, the Indenture Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Company hereby grants to the Indenture Trustee a limited power of attorney to execute and file each such document on behalf of the Company. Such power of attorney shall continue until the earlier of
     (i) receipt by the Trustee from the Company of written termination of such power of attorney and (ii) the termination of the Trust Fund. At least three Business Days prior to filing any Form 8-K or Form 10-K pursuant to this Section 7.03, the Indenture Trustee shall deliver a copy of such Form 8-K or Form 10-K, as the case may be, to the Company.

               (ii) file with the Company, the Bond Insurer and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (iii) supply to the Company and the Bond Insurer (and the Indenture Trustee shall transmit by mail to all Bondholders described in TIA (S) 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this
     Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     Section 7.04. Reports by Indenture Trustee. If required by TIA (S) 313(a), within 60 days after each January 1 beginning with January 1, 1998, the Indenture Trustee shall mail to each Bondholder as required by TIA (S) 313(c) and to the Bond Insurer a brief report dated as of such date that complies with TIA (S) 313(a). The Indenture Trustee also shall comply with TIA (S) 313(b).

     A copy of each report at the time of its mailing to Bondholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Bonds are listed. The Issuer shall notify the Indenture Trustee and the Bond Insurer if and when the Bonds are listed on any stock exchange.

     Section 7.05. Statements to Bondholders. (a) Subject to Section 3.26 of this Indenture, with respect to each Payment Date, the Indenture Trustee shall deliver to each Certificateholder and Bondholder, the Bond Insurer, the Company, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement setting forth the following information as to the Bonds, to the extent applicable:

               (i) the aggregate amount of collections with respect to the Mortgage Loans with respect to such Payment Date;

               (ii) the Interest Payment Amount, Principal Payment Amount and Subordination Increase Amount payable to the Bondholders for such Payment Date, the Guaranteed Interest Payment Amount and the Carry-Forward Amount for such Payment Date and the aggregate unpaid Carry-Forward Amount for all prior Payment Dates;

               (iii) the amount of the aggregate distribution to the Bondholders for such Payment Date;

               (iv) the Insured Payments, if any, paid by the Bond Insurer under the Bond Insurance Policy for such Payment Date and the aggregate Insured Payments for all prior Payment Dates paid by the Bond Insurer under the Bond Insurance Policy and not yet reimbursed;

               (v) the aggregate Principal Balance of the Mortgage Loans as of the end of the preceding Due Period;

               (vi) the number and aggregate Principal Balances of Mortgage Loans (a) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days (excluding any Mortgage Loans in foreclosure or that have become REO Property), respectively, (b) in foreclosure and (c) that have become REO Property, in each case as of the end of the preceding Due Period; provided, however, that such information will not be provided on the statements relating to the first Payment Date;

               (vii) the Weighted Average Net Mortgage Rate for the related Payment Date;

               (viii) the Required Subordination Amount, Subordination Amount, Net Monthly Excess Cashflow and Subordination Reduction Amount for such Payment Date;

               (ix) the amount of any Advances and Compensating Interest Payments for such Payment Date;

               (x) the aggregate Realized Losses with respect to the related Payment Date and cumulative Realized Losses since the Closing Date;

               (xi) the amount of any unpaid accrued interest on the Bonds after such Payment Date;

               (xii) the aggregate Bond Principal Balance of the Bonds after giving effect to the distribution of principal on such Payment Date;

               (xiii) the Maximum Bond Interest Rate and Bond Interest Rate for such Payment Date;

               (xiv) the number and aggregate Principal Balance of Mortgage Loans repurchased pursuant to the Mortgage Loan Purchase Agreement for the related Payment Date and cumulatively since the Closing Date;

               (xv) the Cumulative Loss Percentage, Delinquency Percentage, Delinquency Amount and Rolling Delinquency Percentage for such Payment Date;

               (xvi) the amount of any Prepayment Interest Shortfalls or Relief Act Shortfalls for such Payment Date;

               (xvii) the aggregate Principal Balance of Mortgage Loans purchased pursuant to Section 3.18 of the Servicing Agreement for the related Payment Date and cumulatively since the Closing Date; and

               (xviii) the aggregate amount collected with respect to any prepayment penalties on the Mortgage Loans.

     Items (iii) and (xii) above shall be presented on the basis of a Bond having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Bonds are outstanding, the Indenture Trustee shall furnish a report to each Bondholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (iii) and (xii) with respect to the Bonds for such calendar year.

     The Indenture Trustee in the absence of manifest error may conclusively rely upon the Determination Date Report provided by the Servicer pursuant to
Section 4.01 of the Servicing Agreement in its preparation of its Statement to the Bondholders pursuant to this Section 7.04.

     Section 7.06.  Books and Records.

     The Issuer hereby covenants with the Indenture Trustee and the Bond Insurer that, so long as any of the Bonds remain Outstanding, it shall:

     (a) at all times cause to be kept proper books of account and allow the Indenture Trustee and the Bond Insurer and any person appointed by it, to whom the Issuer shall have no reasonable objection, access to the books of account of the Issuer at all reasonable times, on reasonable prior notice and during normal business hours;

     (b) at all times conduct and continue to conduct business in its own corporate name;

     (c) at all times act and continue to act through its duly authorized officers and agents; and

     (d) so far as permitted by law, at all times cause to be given to the Indenture Trustee and the Bond Insurer such information as it shall reasonably require for the purpose of the discharge of the duties, powers, trusts, authorities and discretions vested in it by this Indenture or by operation of law.

                                 ARTICLE VIII

                      Accounts, Disbursements and Releases
                      ------------------------------------

     Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     Section 8.02. Trust Accounts. (a) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Bondholders and the Bond Insurer, the Payment Account as provided in Section 3.01 hereof.

     (b) All monies deposited from time to time in the Payment Account (other than investments made with such monies including all income or other gain from such investments pursuant to this Indenture), including assumption fees and prepayment penalties, and all deposits therein pursuant to this Indenture are for the benefit of the Bondholders and the Bond Insurer.

     On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account to Bondholders in respect of the Bonds and to such other persons in the order of priority set forth in Section 3.05 hereof (except as otherwise provided in Section 5.04(b) hereof).

     The Indenture Trustee may invest any funds in the Payment Account (other than the proceeds of the Bond Insurance Policy) in Eligible Investments, in its discretion, maturing no later than the Business Day preceding each Payment Date (provided, however, that with respect to Eligible Investments that consist of obligations of the Indenture Trustee or its affiliates, such Eligible Investments may mature on the related Payment Date) and such Eligible Investments shall not be sold or disposed of prior to their maturity. All income or other gain from such investments may be released from the Payment Account and paid to the Indenture Trustee from time to time as part of its compensation for acting as Indenture Trustee.

     Section 8.03. Officer's Certificate. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.05(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance reasonably satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete such action, and concluding that all conditions precedent to the taking of such action have been complied with.

     Section 8.04. Termination Upon Distribution to Bondholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Bondholders, the Bond Insurer, the Certificate Paying Agent on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     Section 8.05. Release of Trust Estate. (a) Subject to the payment of its reasonable fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.

     (b) The Indenture Trustee shall, at such time as (i) there are no Bonds Outstanding, (ii) all sums due to the Indenture Trustee pursuant to this Indenture have been paid, and (iii) all sums due to the Bond Insurer have been paid, release any remaining portion of the Trust Estate that secured the Bonds from the lien of this Indenture.

     (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied, and a letter from the Bond Insurer stating that the Bond Insurer has no objection to such request from the Issuer.

     Section 8.06. Surrender of Bonds Upon Final Payment. By acceptance of any Bond, the Holder thereof agrees to surrender such Bond to the Indenture Trustee promptly, prior to such Bondholder's receipt of the final payment thereon.

     Section 8.07. Optional Redemption of the Bonds. (a) The Issuer shall have the option to redeem the Bonds in whole, but not in part, on any Payment Date on or after the earlier of (i) the Payment Date on which the aggregate Principal Balance of the Initial Mortgage Loans is less than or equal to 25% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-Off Date and the Original Pre-Funded Amount or (ii) the Payment Date occurring in _______________. The aggregate redemption price for the Bonds will be equal to the unpaid Bond Principal Balance of the Bonds as of the Payment Date on which the proposed redemption will take place in accordance with the foregoing, together with accrued and unpaid interest thereon at the Bond Interest Rate through such Payment Date (including any Carry-Forward Amount), plus an amount sufficient to pay in full all amounts owing to the Bond Insurer and the Indenture Trustee under this Indenture and the Insurance Agreement (which amounts shall be specified in writing upon request of the Issuer by the Indenture Trustee and the Bond Insurer).

     (b) In order to exercise the foregoing option, the Issuer shall, not less than 15 days prior to the proposed Payment Date on which such redemption is to be made, deposit the aggregate redemption price specified in (a) above with the Indenture Trustee (and the Indenture Trustee shall deposit such funds in the Payment Account), and shall provide written notice of its exercise of such option to the Indenture Trustee, the Bond Insurer, the Owner Trustee and the Servicer. Following receipt of the notice and the aggregate redemption price, calculated as specified in Section 8.07(a) hereof, pursuant to the foregoing, the Indenture Trustee shall provide notice to the Bondholders of the final payment on the Bonds and shall apply such funds to make final payments of principal and interest on the Bonds in accordance with Section 3.05(a) hereof, and this Indenture shall be discharged, subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Issuer is not sufficient to make such redemption or such redemption cannot be completed for any reason, the amount so deposited by the Issuer with the Indenture Trustee shall be immediately returned to the Issuer in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate.

     Section 8.08.  Pre-Funding Account.

     (a) No later than the Closing Date, the Indenture Trustee shall establish and maintain in the name of the Indenture Trustee one or more segregated trust accounts that are Eligible Accounts, which shall be titled "Pre-Funding Account, _____________________, as indenture trustee for the registered Bondholders of NovaStar Mortgage Funding Trust Series ______" (the "Pre-Funding Account"). On the Closing Date, the Original Pre-Funded Amount shall be deposited in the Pre-Funding Account from the proceeds of the sale of the Bonds and retained therein. Funds deposited in the Pre-Funding Account shall be held in trust by the Indenture Trustee for the Holders of the Bonds and the Bond Insurer for the uses and purposes set forth in the Indenture and the Mortgage Loan Purchase Agreement. If the Indenture Trustee shall not have received an investment direction from the Issuer, the Indenture Trustee will invest funds deposited in the Pre-Funding Account in Eligible Investments of the kind described in clause
(vii) of the definition of Eligible Investments. The Issuer shall be the owner of the Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the Interest Coverage Account on each Payment Date.

          (ii) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Indenture Trustee as follows:

          (A) On any Subsequent Transfer Date, the Indenture Trustee shall withdraw from the Pre-Funding Account an amount equal to 100% of the Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Indenture Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.2 of the Mortgage Loan Purchase Agreement with respect to such transfer and assignment; and

          (B) If the Pre-Funded Amount has not been reduced to zero during the Funding Period, on the Payment Date following the end of the Funding Period, the Indenture Trustee shall deposit into the Payment Account any amounts remaining in the Pre-Funding Account.

     Section 8.09.  Interest Coverage Account.

     (a) No later than the Closing Date, the Indenture Trustee shall establish and maintain on behalf of itself one or more segregated trust accounts, which shall be Eligible Accounts, titled "Interest Coverage Account, First Union National Bank, as indenture trustee for the registered Bondholders of NovaStar Mortgage Funding Trust, Series ______" (the "Interest Coverage Account"). On the Closing Date, the Interest Coverage Amount shall be deposited into the Interest Coverage Account and retained therein. In addition, the Indenture Trustee shall deposit into the Interest Coverage Account all income and gain on investments in the Pre-Funding Account pursuant to Section 8.08. Funds deposited in the Interest Coverage Account shall be held in trust by the Indenture Trustee for the Holders of the Bonds and the Bond Insurer for the uses and purposes set forth herein. The Issuer shall be the owner of the Interest Coverage Account and shall report all items of income, deduction, gain or loss arising therefrom.

     (b) On each Payment Date during the Funding Period, the Indenture Trustee shall withdraw from the Interest Coverage Account and deposit into the Payment Account the applicable Interest Coverage Addition.

     (c) Upon the earlier of (i) termination of the Trust Fund in accordance with Section 8.01 of the Trust Agreement and (ii) the Payment Date following the end of the Funding Period, any amount remaining on deposit in the Interest Coverage Account shall be withdrawn by the Indenture Trustee and deposited in the Payment Account.

                                  ARTICLE IX

                            Supplemental Indentures
                            -----------------------

     Section 9.01. Supplemental Indentures Without Consent of Bondholders. (a) Without the consent of the Holders of any Bonds but with the prior written consent of the Bond Insurer and prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form reasonably satisfactory to the Indenture Trustee and the Bond Insurer, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Bonds contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Bonds, or to surrender any right or power herein conferred upon the Issuer;

          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

          (v) to cure any ambiguity or to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

          (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Bonds;

          (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor Indenture Trustee with respect to the Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof; or

          (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such supplemental indenture shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel that entering into such supplemental indenture will not (A) result in a "substantial modification" of the Bonds under Treasury Regulation Section 1.1001.3 or adversely affect the status of the Bonds as indebtedness for federal income tax purposes or (B) cause the Trust to be subject to an entity level tax.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Bonds but with the prior written consent of the Bond Insurer and prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel (or, in the alternative, with respect to clause (i), as evidenced by a rating letter confirming the existing ratings on the Bonds (without taking into account the Bond Insurance Policy)) (i) adversely affect in any material respect the interests of any Bondholder or (ii) if 100% of the Certificates are not owned by NovaStar Financial, Inc. or if the Bond Insurance Policy is outstanding, cause the Issuer to be subject to an entity level tax for federal income tax purposes.

     Section 9.02. Supplemental Indentures With Consent of Bondholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and with the prior written consent of the Bond Insurer and the consent of the Holders of not less than a majority of the Bond Principal Balances of the Bonds affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Bond affected thereby:

          (i) change the date of payment of any installment of principal of or interest on any Bond, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Bonds, or change any place of payment where, or the coin or currency in which, any Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Bonds on or after the respective due dates thereof;

          (ii) reduce the percentage of the Bond Principal Balances of the Bonds, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Bondholder";

          (iv) reduce the percentage of the Bond Principal Balances of the Bonds required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

          (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Bond affected thereby;

          (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Bond on any Payment Date (including the calculation of any of the individual components of such calculation); or

          (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax.

     The Indenture Trustee may, with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, in its discretion determine whether or not any Bonds would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any Act of Bondholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Bonds to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     Section 9.06. Reference in Bonds to Supplemental Indentures. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Bonds so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Bonds.

                                   ARTICLE X

                                 Miscellaneous
                                 -------------

     Section 10.01. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Bond Insurer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

               (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

               (5) if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent".

     (b) (i) Except with respect to the substitution of Mortgage Loans pursuant to Section 2.1 of the Mortgage Loan Purchase Agreement, prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Bond Insurer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

               (ii) Whenever the Issuer is required to furnish to the Indenture Trustee and the Bond Insurer an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Bond Principal Balances of the Bonds, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Bond Principal Balances of the Bonds.

               (iii) Except with respect to the substitution of Mortgage Loans pursuant to Section 2.1 of the Mortgage Loan Purchase Agreement, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee and the Bond Insurer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

               (iv) Whenever the Issuer is required to furnish to the Indenture Trustee and the Bond Insurer an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause
(iv), equals 10% or more of the Bond Principal Balances of the Bonds, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Bond Principal Balances of the Bonds.

     Section 10.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Section 10.03. Acts of Bondholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c) The ownership of Bonds shall be proved by the Bond Registrar.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

     Section 10.04. Notices, etc., to Indenture Trustee, Issuer, Bond Insurer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Bond-holders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders is to be made upon, given or furnished to or filed with:

               (i) the Indenture Trustee by any Bondholder or by the Issuer or the Bond Insurer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Bondholders to the Issuer; or

               (ii) the Issuer by the Indenture Trustee or by any Bondholder or the Bond Insurer shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid, to the Issuer addressed to: NovaStar Mortgage Funding Trust Series ______, in care of ____________ ____________________________________________________________________,
     Attention: Corporate Trust Administration (telecopy number , or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Bondholders to the Indenture Trustee; or

               (iii) the Company by the Indenture Trustee or by any Bondholder or the Bond Insurer shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid, to the Company addressed to: NovaStar Mortgage Funding Corporation, 1900 West 47th Place, Suite 205, Westwood, Kansas, Attention: David Lee (telecopy number (913) 362-1011), or at any other address previously furnished in writing to the Indenture Trustee by the Company. The Company shall promptly transmit any notice received by it from the Bondholders to the Indenture Trustee; or

               (iv) the Seller by the Indenture Trustee or by any Bondholder or the Bond Insurer shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid, to the Issuer addressed to: NovaStar Financial, Inc., 1900 West 47th Place, Suite 205, Westwood, Kansas, Attention: Scott F. Hartman (telecopy number (913) 362-1011), or at any other address previously furnished in writing to the Indenture Trustee by the Seller. The Seller shall promptly transmit any notice received by it from the Bondholders to the Indenture Trustee; or

               (v) the Bond Insurer by the Issuer, the Indenture Trustee or by any Bondholders shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage pre-paid, or personally delivered or telecopied to: ________________________________________________________
     ______________________________________________.

     Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed first-class postage pre-paid, to (i) in the case of [Rating Agency], at the following address: _____________________________________________________
__________________________________ and (ii) in the case of [Rating Agency], at the following address: __________________________________________________

________________________________________________________; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     Section 10.05. Notices to Bondholders; Waiver. Where this Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed first-class, postage prepaid, to each Bondholder affected by such event, at such Person's address as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

     Section 10.06. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such r equired provision shall control.

     The provisions of TIA (S)(S) 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 10.07. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 10.08. Successors and Assigns. All covenants and agreements in this Indenture and the Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

     Section 10.09. Separability. In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.10. Benefits of Indenture. The Bond Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture. To the extent that this Indenture confers upon or gives or grants to the Bond Insurer any right, remedy or claim under or by reason of this Indenture, the Bond Insurer may enforce any such right, remedy or claim conferred, given or granted hereunder. Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Bondholders and the Bond Insurer, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 10.11. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 10.12. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.13. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 10.14. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Bondholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 10.15. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

     Section 10.16. No Petition. The Indenture Trustee, by entering into this Indenture, and each Bondholder, by accepting a Bond, hereby covenant and agree that they will not at any time institute against NovaStar Assets, the Company or the Issuer, or join in any institution against NovaStar Assets, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Bonds, this Indenture or any of the Basic Documents. This Section 10.16 will survive for one year and one day following the termination of this Indenture.

     Section 10.17. Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee and the Bond Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee and the Bond Insurer shall cause their representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is necessary to perform its obligations hereunder.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

     NOVASTAR MORTGAGE FUNDING TRUST SERIES ________, as Issuer

     By:___________________________________________________________, not in its
     individual capacity but solely as Owner Trustee



     By:_________________________________________________________
     Name:
     Title:


     [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee and as Bond Registrar


     By:__________________________________________________________
     Name:
     Title:

STATE OF                )
                        ) ss.:
COUNTY OF               )

     On this ____ day of __________, before me personally appeared ___________________, to me known, who being by me duly sworn, did depose and say, that he resides at _____________, he is the _____________________ of the
Owner Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                __________________________________
                                Notary Public


[NOTARIAL SEAL]

STATE OF                )
                        ) ss.:
COUNTY OF               )

     On this ____ day of __________, before me personally appeared ___________________, to me known, who being by me duly sworn, did depose and say, that he is the _________________ of [INDENTURE TRUSTEE], as Indenture Trustee, a national banking association, which executed the above instrument; that he knows the seal of said national banking association; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said national banking association; and that she signed her name thereto by like order.




                                ______________________________
                                Notary Public


[NOTARIAL SEAL]

                                   EXHIBIT A

                                 FORM OF BONDS



UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS BOND IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AND THE BOND INSURANCE POLICY AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS BOND.

PRINCIPAL OF THIS BOND IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.



               NOVASTAR MORTGAGE FUNDING TRUST SERIES _________
            COLLATERALIZED MORTGAGE OBLIGATION BONDS, SERIES 1997-2


AGGREGATE BOND PRINCIPAL
BALANCE: $____________

INITIAL BOND PRINCIPAL
BALANCE OF THIS BOND:  $          CUSIP NO.


                                 BOND NUMBER:


     NovaStar Mortgage Funding Trust Series ______ (the "Issuer"), a Delaware business trust, for value received, hereby promises to pay to __________ or registered assigns, the principal sum of ______________________________________ ($___________) in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in ______________ and ending on or before the Payment Date occurring in
_________________ (the "Stated Maturity") and to pay interest on the Bond Principal Balance of this Bond outstanding from time to time as provided below.

     This Bond is one of a duly authorized issue of NovaStar Mortgage Funding Trust, Series ___________ Collateralized Mortgage Obligation Bonds (the "Bonds"), issued under an Indenture, dated as of November 1, 1997 (the "Indenture"), between the Issuer and _____________________, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Bonds and the terms upon which the Bonds are to be authenticated and delivered. All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Payments of principal and interest on the Bonds will be made on each Payment Date to Bondholders of record as of the related Record Date. On each Payment Date, Bondholders will be entitled to receive interest payments in an aggregate amount equal to the Interest Payment Amount for such Payment Date, together with principal payments in an aggregate amount equal to the Principal Payment Amount plus the Subordination Increase Amount, if any, for such Payment Date. In addition, on each Payment Date, Bondholders in the aggregate will be entitled to receive additional interest payments equal to the Carry-Forward Amount for such Payment Date, to the extent of available funds. The "Bond Principal Balance" of a Bond as of any date of determination is equal to the initial principal balance thereof as of the Closing Date, reduced by the aggregate of all amounts previously paid with respect to such Bond on account of principal.

     The principal of, and interest on, this Bond are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Bond shall be equal to this Bond's pro rata share of the aggregate payments on all Bonds as described above, and shall be applied as between interest and principal as provided in the Indenture.

     _________________________ (the "Bond Insurer"), in consideration of the payment of the premium and subject to the terms of the financial guaranty insurance policy (the "Bond Insurance Policy") issued thereby, has unconditionally and irrevocably guaranteed the payment of the Insured Payment. The Bond Insurance Policy will not cover any Prepayment Interest Shortfalls, Relief Act Shortfalls or Carry-Forward Amount.

     All principal and interest accrued on the Bonds, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

     The Bonds are subject to redemption in whole, but not in part, by the Issuer on any Payment Date on or after the earlier of (i) the Payment Date on which the aggregate Principal Balance of the Mortgage Loans is less than or equal to 25% of the sum of the aggregate Principal Balance of the

Initial Mortgage Loans as of the Cut-Off Date and the Original Pre-Funded Amount and (ii) the Payment Date in _______________.

     The Issuer shall not be liable upon the indebtedness evidenced by the Bonds except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Bonds. The assets included in the Trust Estate and payments under the Bond Insurance Policy will be the sole source of payments on the Bonds, and each Holder hereof, by its acceptance of this Bond, agrees that (i) such Bond will be limited in right of payment to amounts available from the Trust Estate and the Bond Insurance Policy as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Company, the Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Bonds pursuant to the Indenture.

     Any payment of principal or interest payable on this Bond which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Bond (or one or more predecessor Bonds) is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Bond Register on such Record Date, except for the final installment of principal and interest payable with respect to such Bond, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Bond (holding an aggregate initial Bond Principal Balance of at least $5,000,000), any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder reasonably satisfactory to the Indenture Trustee. All reductions in the principal amount of a Bond (or one or more predecessor Bonds) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Bond and of any bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Bond. The final payment of this Bond shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

     Subject to the foregoing provisions, each Bond delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Bond, shall carry the rights to unpaid principal and interest that were carried by such other Bond.

     If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Bonds, the Bonds may become or be declared to be due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Bond Principal Balance of the Bonds, the amount payable to the Holder of this Bond will be equal to the sum of the unpaid Bond Principal Balance of the Bonds, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Bonds, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Bonds or otherwise shall continue to be applied to payments of principal of and interest on the Bonds as if they had not been declared due and payable.

     The failure to pay any Subordination Increase Amount or Carry-Forward Amount at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

     Pursuant to the Indenture, unless a Bond Insurer Default exists (i) the Bond Insurer shall be deemed to be the holder of the Bonds for certain purposes specified in the Indenture (other than with respect to payment on the Bonds), and will be entitled to exercise all rights of the Bondholders thereunder, including the rights of Bondholders relating to the occurrence of, and the remedies with respect to, an Event of Default, without the consent of such Bondholders, and (ii) the Indenture Trustee may take actions which would otherwise be at its option or within its discretion, including actions relating to the occurrence of, and the remedies with respect to, an Event of Default, only at the direction of the Bond Insurer.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond may be registered on the Bond Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Bond at the Corporate Trust Office, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Bonds of any authorized denominations and of a like aggregate initial Bond Principal Balance will be issued to the designated transferee or transferees.

     Prior to the due presentment for registration of transfer of this Bond, the Issuer, the Bond Insurer, the Indenture Trustee and any agent of the Issuer, the Bond Insurer or the Indenture Trustee may treat the Person in whose name this Bond is registered as the owner of such Bond (i) on the applicable Record Date for the purpose of making payments and interest of such Bond, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Bond be overdue, and none of the Issuer, the Bond Insurer, the Indenture Trustee or any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer with the consent of the Bond Insurer and the Holders of a majority of all Bonds at the time outstanding. The Indenture also contains provisions permitting (i) the Bond Insurer or (ii) if a Bond Insurer Default exists, the Holders of Bonds representing specified percentages of the aggregate Bond Principal Balance of the Bonds on behalf of the Holders of all the Bonds, to waive any past Event of Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Bond (or any one or more predecessor Bonds) shall bind the Holder of every Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Bond. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Bonds issued thereunder.

     Initially, the Bonds will be represented by two bonds registered in the name of CEDE & Co. as nominee of DTC, acting in its capacity as the Depository for the Bonds. The Bonds will be delivered in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Bonds are exchangeable for a like aggregate initial Bond Principal Balance of Bonds of different authorized denominations, as requested by the Holder surrendering the same.

     Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     Each Bondholder, by accepting a Bond, hereby covenants and agrees that such Bondholder will not at any time institute against NovaStar Assets, the Company or the Issuer, or join in any institution against NovaStar Assets, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Bonds, the Indenture or any of the Basic Documents.

     So long as no Bond Insurer Default exists, the Bond Insurer shall at all times be treated as if it were the exclusive Bondholder for the purposes of all approvals, consents, waivers and the institution of any action and the direction of all remedies, and the Indenture Trustee shall act in accordance with the directions of the Bond Insurer so long as it is indemnified therefor to its reasonable satisfaction.

     AS PROVIDED IN THE INDENTURE, THIS BOND AND THE INDENTURE CREATING THIS BOND SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by _____________________, not in its individual capacity but solely as Owner Trustee.

Dated:

                                 NOVASTAR MORTGAGE FUNDING TRUST SERIES ________

                                 BY: _________________________, not in its
                                     individual capacity but solely in its
                                     capacity as Owner Trustee



                                 By: ___________________________________________
                                               Authorized Signatory



               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Bonds referred to in the within-mentioned Indenture.

___________________________________, not in its individual
capacity but solely as Indenture Trustee


By: ___________________________________
          Authorized Signatory

                                 ABBREVIATIONS
                                 -------------


     The following abbreviations, when used in the inscription on the face of the Bond, shall be construed as though they were written out in full according to applicable laws or regulations:


     TEN COM        --     as tenants in common
     TEN ENT        --     as tenants by the entireties
     JT TEN         --     as joint tenants with right of survivorship and not
                           as tenants in common

UNIF GIFT MIN ACT   --     _________Custodian _____________________________
                             (Cust)                    (Minor)
                           under Uniform Gifts to Minor Act _______________
                                                            (State)

    Additional abbreviations may also be used though not in the above list.

    _______________________________________________________________________

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

         PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                                   ASSIGNEE:

    ____________________________________________________________________

    ____________________________________________________________________

    ____________________________________________________________________
 (Please print or typewrite name and address, including zip code, of assignee)


_______________________________________________________________________________
the within bond and all rights thereunder, hereby irrevocably constitution and appointing _____________________________________ attorney to transfer said
Bond on the books of the Issuer, with full power of substitution in the premises.

Dated:_____________________     _______________________________________________

Signature Guaranteed by _______________________________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                   EXHIBIT B

                     FORM OF TRUSTEE INITIAL CERTIFICATION


                                 [Closing Date]

[Seller]

[Servicer]

[Bond Insurer]

[Company]
_________________________
_________________________

               Re: Indenture, dated as of ___________, 19__ (the "Indenture"), between NovaStar Mortgage Funding Trust Series ______ (the "Issuer") and ____________________ (the "Indenture Trustee") -- NovaStar Mortgage Funding Trust, Series ______ Collateralized Mortgage Obligation Bonds.

Gentlemen:

          In accordance with Section 2.03 of the above-captioned Indenture, and
Section 2.1(b) of the Mortgage Loan Purchase Agreement, dated as of __________________, between NovaStar Financial, Inc., and NovaStar Mortgage Funding Corporation (the "Mortgage Loan Purchase Agreement"; and together with the Indenture, the "Agreements"), the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in items (i) - (vii) and (xiv) of the definition or description of "Mortgage Loan Schedule" is correct.

          The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Agreements. The Indenture Trustee makes no representation that any documents specified in clause (vi) of Section 2.1(b) of the Mortgage Loan Purchase Agreement should be included in any Mortgage File. The Indenture Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Indenture Trustee.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Indenture.


                              ______________________________, not in its
                              individual capacity but solely as Indenture
                              Trustee


                              By: ___________________________________
                              Name:
                              Title:

                                   EXHIBIT C

                      FORM OF TRUSTEE FINAL CERTIFICATION


                                    [date]

[Seller]

[Servicer]

[Bond Insurer]

[Company]
__________________________
__________________________


               Re: Indenture, dated as of _______________, 19__ (the "Indenture"), between NovaStar Mortgage Funding Trust Series ______ (the "Issuer") and ____________________ (the "Indenture
               Trustee") -- NovaStar Mortgage Funding Trust, Series ______ Collateralized Mortgage Obligation Bonds.

Gentlemen:

          In accordance with Section 2.03 of the above-captioned Indenture, and
Section 2.1(b) of the Mortgage Loan Purchase Agreement, dated as of _______________, between NovaStar Financial, Inc., and NovaStar Mortgage Funding Corporation (the "Mortgage Loan Purchase Agreement"; and together with the Indenture, the "Agreements"), the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.1(b) of the Mortgage Loan Purchase Agreement.

          The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Agreements. The Indenture Trustee makes no representation that any documents specified in clause (vi) of Section 2.1(b) should be included in any Mortgage File. The Indenture Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Indenture Trustee.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Indenture.


                              __________________________________, not in its
                              individual capacity but solely as Indenture
                              Trustee


                              By: _________________________________________
                              Name:
                              Title:

                                   EXHIBIT D

                            MORTGAGE LOAN SCHEDULE

                                  [See Tab 4]

                                  APPENDIX A

                                  DEFINITIONS

          Addition Notice: With respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to Section 2.2(b) of the Mortgage Loan Purchase Agreement, a notice given to the Rating Agencies, the Indenture Trustee, the Bond Insurer and the Owner Trustee, which shall be given not later than ten Business Days prior to the related Subsequent Transfer Date, of the Seller's designation of Subsequent Mortgage Loans to be sold to the Trust and the aggregate principal balance as of the Subsequent Cut-off Date of such Subsequent Mortgage Loans.

          Adjustable Rate Initial Mortgage Loan: Each of the Adjustable Rate Mortgage Loans transferred to the Trust on the Closing Date.

          Adjustable Rate Mortgage Loan: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

          Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

          Administrative Fee: The sum of the Owner Trustee Fee and the Bond Insurance Premium.

          Advance: As to any Mortgage Loan, any advance made by the Servicer pursuant to Section 4.02 of the Servicing Agreement.

          Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

          Appraised Value: The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal made at the time of the origination of the related Mortgage Loan, or (ii) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the Mortgaged Property based upon the appraisal (as reviewed and approved by the Seller) obtained at the time of refinancing.

          Assignment of Mortgage: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

          Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

          Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

          Available Funds: As to any Payment Date, an amount equal to the amount on deposit in the Payment Account on such Payment Date and available for distribution to the Bondholders (minus (i) the Bond Insurance Premium and the Indenture Trustee Fee and (ii) if the Bonds have been declared due and payable following an Event of Default on such Payment Date, any amounts owed to the Indenture Trustee by the Issuer pursuant to Section 6.07 of the Indenture and any amounts owed to the Bond Insurer by the Issuer pursuant to Section 5.04(b) of the Indenture).

          Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

          Base Specified Overcollateralization Amount: $_________, which equals the product of the Target Percentage and the Original Pool Balance.

          Basic Documents: The Trust Agreement, the Certificate of Trust, the Indenture, the Mortgage Loan Purchase Agreement, the Owner Transfer Agreement, the Insurance Agreement, the Indemnification Agreement, the Servicing Agreement, the Certificate Sale Agreement, and the other documents and certificates delivered in connection with any of the above.

          Beneficial Owner: With respect to any Bond, the Person who is the beneficial owner of such Bond as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

          Bond Insurance Policy: The financial guaranty insurance policy number #25357, issued by the Bond Insurer to the Indenture Trustee for the benefit of the Bondholders.

          Bond Insurance Premium: The premium payable to the Bond Insurer, as specified in the Insurance Agreement.

          Bond Insurer:  _________________________________________ or any
successor thereto.

          Bond Insurer Default: The existence and continuance of any of the following: (a) a failure by the Bond Insurer to make a payment required under the Bond Insurance Policy in accordance with its terms; or (b)(i) the Bond Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Bond Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Bond Insurer (or the taking of possession of all or any material portion of the property of the Bond Insurer).

          Bond Interest Rate: With respect to each Payment Date after the first Payment Date, a per annum rate equal to the lesser of (i)(a) with respect to each Payment Date up to and including the earlier of (x) the Payment Date in ______________ and (y) the Payment Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than ___% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount, One-Month LIBOR plus ____%, and (b) with respect to each Payment Date thereafter, One-Month LIBOR plus ____% and (ii) ____% per annum. The Bond Interest Rate for the first Payment Date will equal ___% per annum.

          Bond Owner:  The Beneficial Owner of a Bond.

          Bond Percentage: With respect to any Payment Date and any Bond, the ratio expressed as a percentage of the Bond Principal Balance of such Bond to the aggregate Bond Principal Balance of all Bonds immediately prior to such Payment Date.

          Bond Principal Balance: With respect to any Bond, the initial principal balance thereof as of the Closing Date, reduced by all amounts distributed in respect of principal with respect to such Bond.

          Bond Register: The register maintained by the Bond Registrar in which the Bond Registrar shall provide for the registration of Bonds and of transfers and exchanges of Bonds.

          Bond Registrar: The Indenture Trustee, in its capacity as Bond Registrar.

          Bondholder or Holder: The Person in whose name a Bond is registered in the Bond Register, except that, any Bond registered in the name of the Seller, the Company, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be a Bondholder or Holder, nor shall any Bond so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement, provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that the Indenture Trustee knows to be so owned shall be so disregarded. Pledgees of Bonds that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, any other obligor upon the Bonds or any Affiliate of any of the foregoing Persons. Any Bonds on which payments are made under the Bond Insurance Policy shall be deemed Outstanding until the Bond Insurer has been reimbursed with respect thereto and the Bond Insurer shall be deemed the Bondholder thereof to the extent of such unreimbursed payment.

          Bonds: NovaStar Mortgage Funding Trust, Series _____ Collateralized Mortgage Obligation Bonds, designated as the "Bonds" in the Indenture.

          Book-Entry Bonds: Beneficial interests in the Bonds, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

          Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, Delaware, California or Kansas or in the city in which the corporate trust offices of the Indenture Trustee or the principal office of the Bond Insurer are located, are required or authorized by law to be closed.

          Business Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code (S)(S)3801 et seq., as the same may be amended from time to time.

          Carry-Forward Amount: With respect to the Bonds and any Payment Date, an amount equal to the excess, if any, of (a) the amount determined pursuant to clause (i) of the definition of the Interest Payment Amount minus (b) the Guaranteed Interest Payment Amount.

          Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Servicer that it has received all Liquidation Proceeds and other payments or cash recoveries which the Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

          Certificate Distribution Account: The account or accounts created and maintained pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

          Certificate Paying Agent: The meaning specified in Section 3.10 of the Trust Agreement.

          Certificate Percentage Interest: With respect to each Certificate, the Certificate Percentage Interest on the face thereof.

          Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

          Certificate Registrar: Initially, the Indenture Trustee, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

          Certificate Sale Agreement: means the Certificate Sale Agreement dated as of ________________ between NovaStar Assets and NCFC.

          Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

          Certificates or Home Equity Loan Asset-Backed Certificates: The NovaStar Mortgage Funding Trust, Series ______ Collateralized Mortgage Obligation Bonds, evidencing the beneficial ownership interest in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

          Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register. Pledgees of Certificates that have been pledged in good faith may be regarded as Certificateholders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

          Closing Date: _____________.

          Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          Collateral: The meaning specified in the Granting Clause of the Indenture.

          Collection Account: The account or accounts created and maintained pursuant to Section 3.06(d) of the Servicing Agreement. The Collection Account shall be an Eligible Account.

          Combined Loan-to-Value Ratio: With respect to any Mortgage Loan which is secured by a second lien on the related Mortgaged Property at any given time generally will be the ratio, expressed as a percentage, the numerator of which is the sum of (i) the original principal balance of the Mortgage Loan plus (ii) the unpaid principal balance of any first lien on the related Mortgaged Property as of such date, and the denominator of which is the lesser of (i) the appraised value of the related Mortgaged Property as of the date of the appraisal used by or on behalf of the Seller to underwrite such Mortgage Loan or (ii) the sale price of the related Mortgaged Property if such a sale occurred at origination of the Mortgage Loan.

          Company: NovaStar Mortgage Funding Corporation, a Delaware corporation, and its successors and assigns.

          Compensating Interest: With respect to any Determination Date, an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfall for the related Prepayment Period and (ii) the Servicing Fee for such Determination Date.

          Corporate Trust Office: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Bond Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at _________________, _______________________________________________, Attention:
NovaStar Mortgage Funding

Trust, Series _____. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at __________________,
Attention: NovaStar Mortgage Funding Trust, Series _____.

          Cumulative Loss Percentage: As to any Payment Date and the Mortgage Loans, the percentage equivalent of the fraction obtained by dividing (i) the aggregate of Realized Losses on the Mortgage Loans from the Cut-off Date through such Payment Date by (ii) the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

          Cut-off Date: ______________.
          ------------

          Cut-off Date Principal Balance: With respect to any Initial Mortgage Loan, the unpaid principal balance thereof as of the opening of business on the last day of the related Due Period immediately prior to the Cut-off Date.

          Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

          Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

          Deficiency Amount: The meaning provided in the Bond Insurance Policy.

          Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

          Definitive Bonds: The meaning specified in Section 4.06 of the Indenture.

          Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with an Eligible Substitute Mortgage Loan.

          Delinquency Amount: The product of the Rolling Delinquency Percentage and the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the related Due Period.

          Delinquency Percentage: As of the last day of any Due Period and with respect to the Mortgage Loans, the percentage equivalent of a fraction, the numerator of which equals the aggregate Principal Balance of the Mortgage Loans that are 90 or more days delinquent, in foreclosure or converted to REO Properties as of such last day of such Due Period, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans as of the last day of such Due Period.

          Depository or Depository Agency: The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Company. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

          Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Determination Date: With respect to any Payment Date, the 15/th/ day of the related month, or if the 15th day of such month is not a Business Day, the immediately preceding Business Day.

          Determination Date Report: The meaning specified in Section 4.01 of the Servicing Agreement.

          Due Date: The first day of the month of the related Payment Date.

          Due Period: With respect to any Mortgage Loan and Due Date, the period commencing on the second day of the month preceding the month of such Payment Date (or, with respect to the first Due Period, the day following the Cut-off
Date) and ending on the related Due Date.

          Eligible Account: An account that is either: (A) a segregated account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long term debt obligations of which institution shall be rated AA or higher by Standard & Poor's and Aa2 or higher by Moody's and in the highest short term rating category by each of the Rating Agencies, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,
(ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state; (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company or (v) approved in writing by the Bond Insurer and each Rating Agency or (B) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution acceptable to the Bond Insurer and each Rating Agency, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity.

          Eligible Investments: One or more of the following:

               (i) direct obligations of, and obligations fully guaranteed by, the United States of America, any of the Federal Home Mortgage Corporation, the Federal National Mortgage Association, the Federal Home Loan Banks or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

               (ii) (A) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company has a short term unsecured debt rating in the highest available rating category of each of the Rating Agencies and provided that each such investment has an original maturity of no more than 365 days, and (B) any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;

               (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by S&P and A2 or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, equal, at all times, 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (C) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities.

               (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which has a long term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

               (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

               (vi) a guaranteed investment contract approved by each of the Rating Agencies and the Bond Insurer and issued by an insurance company or other corporation having a long term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

               (vii) money market funds having ratings in the highest available long-term rating category of each of the Rating Agencies at the time of such investment; any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirement for Eligible Investments set forth in the Indenture; and

               (viii) any investment approved in writing by each of the Rating Agencies and the Bond Insurer.

provided, however, that each such instrument shall be acquired in an arm's length transaction and no such instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations; provided further, however, that each such instrument acquired shall not be acquired at a price in excess of par.

The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Eligible Investments listed above.

          Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Indenture Trustee and the Bond Insurer, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Collection Account in the month of substitution); (ii) comply in all material respects with each representation and warranty set forth in clauses (ii) through
(lxix) of Section 3.1(b) of the Mortgage Loan Purchase Agreement other than clauses (iii), (v)-(xiv), (xlii), (xlv), (lvi), (lvii), (lx) and (lxiii); (iii) have a Mortgage Rate and, with respect to an Adjustable Rate Mortgage Loan, a Gross Margin no lower than and not more than 1% per annum higher than the Mortgage Rate and Gross Margin, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iv) have a Loan-to-Value Ratio and Combined Loan-to-Value Ratio, if applicable, at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not be 30 days or more delinquent; (vii) not be a Negative Amortization Loan; and (viii) have a lien priority equal to or superior to the lien priority of the Deleted Mortgage Loan.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) a default by the Issuer in the payment of (a) the Interest Payment Amount or the Principal Payment Amount with respect to a Payment Date on such Payment Date or (b) the Subordination Increase Amount or the Carry-Forward Amount, but only, with respect to clause (b), to the extent funds are available to make such payment as provided in the Indenture (provided that for purposes of this clause, payment by the Indenture Trustee from proceeds of the Bond Insurance Policy shall not be considered payment by the Issuer with respect to the Bonds); or

               (ii) the failure by the Issuer on the Final Scheduled Payment Date to reduce the Bond Principal Balance to zero (provided that for purposes of this clause, payment by the Indenture Trustee from proceeds of the Bond Insurance Policy shall not be considered payment by the Issuer with respect to the Bonds); or

               (iii) there occurs a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Bond Insurer, or if a Bond Insurer Default exists, the Holders of at least 25% of the aggregate Bond Principal Balance of the Bonds, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

               (iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (v) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

          Event of Servicer Termination: With respect to the Servicing Agreement, a Servicing Default as defined in Section 6.01 of the Servicing Agreement.

          Excess Subordination Amount: With respect to any Payment Date, the excess, if any, of (a) the Subordination Amount that would apply on such Payment Date after taking into account all distributions to be made on such Payment Date (exclusive of any reductions thereto attributable to Subordination Reduction Amounts on such Payment Date) over (b) the Required Subordination Amount for such Payment Date.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          Expenses: The meaning specified in Section 7.02 of the Trust
Agreement.

          FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

          FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

          Final Scheduled Payment Date: The Payment Date occurring in
__________.

          Fixed Rate Initial Mortgage Loan: Each of the Fixed Rate Mortgage Loans transferred to the Trust on the Closing Date.

          Fixed Rate Mortgage Loan: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is fixed.

          FNMA: The Federal National Mortgage Association, or any successor thereto.

          Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

          Funding Period: The period beginning on the Closing Date and ending on the earlier of the date on which (a) the amount on deposit in the Pre-Funding Account is less than $10,000 or (b) the close of business on ________________.

          Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communi cations, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

          Gross Margin: With respect to any Mortgage Loan, the percentage set forth as the "Gross Margin" for such Mortgage Loan on the Mortgage Loan Schedule, as adjusted from time to time in accordance with the terms of the Servicing Agreement.

          Guaranteed Interest Payment Amount: As to any Payment Date, an amount equal to interest accrued on the aggregate outstanding Principal Balance of the Mortgage Loans payable on the related Due Date minus the aggregate amount of the related Servicing Fee, the Indenture Trustee Fee, the Owner Trustee Fee, the Bond Insurance Premium and the Minimum Spread.

          Indemnification Agreement: The Indemnification Agreement, dated as of ___________________, among the Bond Insurer, the Seller and the Underwriter, including any amendments and supplements thereto.

          Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

          Indenture: The indenture, dated as of ________________, between the Issuer, as debtor, and the Indenture Trustee, as Indenture Trustee.

          Indenture Trustee: _____________________, a national banking association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

          Indenture Trustee Fee: With respect to each Mortgage Loan and any Payment Date the product of (i) the Indenture Trustee Fee Rate divided by 12 and
(ii) the Principal Balance of such Mortgage Loan as of such date.

          Indenture Trustee Fee Rate: 0.0125% per annum.

          Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Bonds, the Seller, NovaStar Assets, the Servicer, the Issuer, the Company and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, NovaStar Assets, the Servicer, the Issuer, the Company or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, NovaStar Assets, the Servicer, the Issuer, the Company or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable require ments of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by the Issuer and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

          Index: With respect to any Adjustable Rate Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

          Initial Mortgage Loan: A Mortgage Loan transferred and conveyed by the Company to the Issuer on the Closing Date, as listed on the Mortgage Loan Schedule.

          Initial Specified Subordinated Amount: During the Funding Period, the amount equal to 4.7% of the Original Pool Balance and as of any date of determination after the end of the Funding Period, the amount specified by the Bond Insurer in an Insurer Subsequent Mortgage Loan Certificate delivered by the Bond Insurer to the Indenture Trustee after the Funding Period pursuant to Section 2.2 of the Mortgage Loan Purchase Agreement and Section 4.08 of the Insurance Agreement.

          Insurance Agreement: The Insurance Agreement, dated as of _________________, among the Servicer, the Seller, NovaStar Assets, the Company, the Issuer, the Indenture Trustee and the Bond Insurer, including any amendments and supplements thereto.

          Insured Payment: Shall have the meaning set forth in the Bond Insurance Policy.

          Insurance Proceeds: Proceeds paid by any insurer (other than the Bond Insurer) pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the Servicer, or amounts required to be paid by the Servicer pursuant to the Servicing Agreement, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property or (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures.

           Insurer Subsequent Mortgage Loan Certificate: The certificate set forth in Exhibit to the Insurance Agreement.

          Interest Coverage Account: The account established and maintained by the Indenture Trustee pursuant to Section 8.09 of the Indenture.

          Interest Coverage Addition: As to any Payment Date during the Funding Period, an amount, not less than $0.00, equal to the remainder of (x) the product of (A) the Original Pre-Funded Amount and (B) a rate equal to the sum of
(i) the Bond Interest Rate for the related Interest Period and (ii) the rate used to calculate the Bond Insurance Premium (both rates calculated as one-twelfth of the annual rate) minus (y) interest collected on all Subsequent Mortgage Loans during the related Interest Period (and after the related Subsequent Cut-off Date with respect to any Subsequent Mortgage Loans transferred during such Interest Period).

           Interest Coverage Amount: The amount to be paid from proceeds received from the sale of the Bonds for deposit into the Interest Coverage Account pursuant to Section 8.09 of the Indenture, which amount shall be $____________ on the Closing Date.

          Interest Determination Date: With respect to any Interest Period, the second London Business Day preceding the commencement of such Interest Period.

          Interest Payment Amount: With respect to any Payment Date, an amount equal to the lesser of (i) interest accrued during the related Interest Period on the Bond Principal Balances of the Bonds at the then-applicable Bond Interest Rate and (ii) the Guaranteed Interest Payment Amount.

          Interest Period: With respect to any Payment Date other than the first Payment Date, the period beginning on the preceding Payment Date and ending on the day preceding such Payment

Date, and in the case of the first Payment Date, the period beginning on the Closing Date and ending on the day preceding the first Payment Date.

          Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date or dates on which the Mortgage Rate is adjusted in accordance with the related Mortgage Note.

          Investment Company Act: The Investment Company Act of 1940, as amended, and any amendments thereto.

          Issuer: NovaStar Mortgage Funding Trust, Series ______, a Delaware business trust, or its successor in interest.

          Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and approved in writing by the Bond Insurer, so long as no Bond Insurer Default exists, and delivered to the Indenture Trustee.

          LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

          Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

          Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan with respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum Mortgage Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth on the Mortgage Loan Schedule and initially as set forth on Exhibit A to the Servicing Agreement.

          Liquidated Mortgage Loan: With respect to any Payment Date, (i) any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Prepayment Period that substantially all Liquidation Proceeds which it reasonably expects to recover with respect to the disposition of the related Mortgaged Property or REO Property have been recovered and, (ii) any Mortgage Loan secured by a second lien of which any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

          Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

          Liquidation Proceeds: Proceeds (including Insurance Proceeds but not including amounts received under the Bond Insurance Policy) received in connection with the liquidation of any Mortgage Loan or related REO Property, including any proceeds received on second lien Mortgage Loans in excess of 180 days past due, whether through trustee's sale, foreclosure sale or otherwise.

          Loan-to-Value Ratio: With respect to any Mortgage Loan, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the then current principal amount of the Mortgage Loan, and the denominator of which is the lesser of the Purchase Price or the Appraised Value of the related Mortgaged Property.

          Loan Year: With respect to any Mortgage Loan, the one year period commencing on the day succeeding the origination of such Mortgage Loan and ending on the anniversary date of such Mortgage Loan, and each annual period thereafter.

          London Business Day: Any day on which banks in the City of London, England are open and conducting transactions in United States dollars.

          Maximum Bond Interest Rate: ____% per annum.

          Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum Mortgage Rate.

          Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum Mortgage Rate.

          Minimum Spread: With respect to each Mortgage Loan and any Payment Date the product of (i) ____% divided by 12 and (ii) the Principal Balance of such Mortgage Loan as of such date.

          Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

          Moody's: Moody's Investors Service, Inc. or its successor in interest.

          Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Mortgage Loan.

          Mortgage File: The file containing the Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Mortgage Loan Purchase Agreement or the Servicing Agreement.

          Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of ______________, among the Seller, the Company, the Indenture Trustee and the Issuer.

          Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans pledged under the Indenture on such date. The schedule of Initial Mortgage Loans as of the Cut-off Date is the schedule set forth in Exhibit D of the Indenture and the schedule or schedules of Subsequent Mortgage Loans, if any, as of the Subsequent Cut-off Date, which schedules set forth as to each Mortgage Loan

          (i)     the loan number and name of the Mortgagor;

          (ii) the street address, city, state and zip code of the Mortgaged Property;

          (iii)   the Mortgage Rate at origination;

          (iv) with respect to an Adjustable Rate Mortgage Loan, the Maximum Rate and the Minimum Rate;

          (v)     the maturity date;

          (vi)    the original principal balance;

          (vii)   the first payment date;

          (viii)  the type of Mortgaged Property;

          (ix) the Monthly Payment in effect as of the Cut-off Date (with respect to an Initial Mortgage Loan) or Subsequent Cut-off Date (with respect to a Subsequent Mortgage Loan);

          (x) the Principal Balance as of the Cut-off Date (with respect to an Initial Mortgage Loan) or Subsequent Cut-off Date (with respect to a Subsequent Mortgage Loan);

          (xi) with respect to an Adjustable Rate Mortgage Loan, the Index, the Gross Margin; the Lifetime Rate Cap and the Periodic Rate Cap;

          (xii) with respect to an Adjustable Rate Mortgage Loan, the first Adjustment Date and next Adjustment Date, if any;

          (xiii) with respect to an Adjustable Rate Mortgage Loan, the Adjustment Date frequency and Payment Date frequency;

          (xiv)    the occupancy status;

          (xv)     the purpose of the Mortgage Loan;

          (xvi)    the Appraised Value of the Mortgaged Property;

          (xvii)   the original term to maturity;

          (xviii)  the paid-through date of the Mortgage Loan;

          (xix)    the Loan-to-Value Ratio;

          (xx) whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan; and

          (xxi) whether or not the Mortgage Loan was underwritten pursuant to a limited documentation program.

          The Mortgage Loan Schedule shall also set forth the total of the amounts described under (ix) above for all of the Mortgage Loans.

          Mortgage Loans: At any time, collectively, all Mortgage Loans that have been sold to the Company and to the Issuer, as applicable, under the Mortgage Loan Purchase Agreement or sold to or substituted for pursuant to
Section 2.1 and 3.1 of the Mortgage Loan Purchase Agreement, transferred to the Company under the Ownership Transfer Agreement and transferred and conveyed to the Issuer, in each case together with the Related Documents, and that remain subject to the terms of the Indenture. As applicable, Mortgage Loan shall be deemed to refer to the related REO Property and both Initial Mortgage Loans and Subsequent Mortgage Loans.

          Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

          Mortgage Rate: With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

          Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

          Mortgagor: The obligor or obligors under a Mortgage Note.

          NCFC: NovaStar Certificates Financing Corp., a Delaware corporation, and its successors and assigns.

          Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

          Net Monthly Excess Cashflow: For any Payment Date, the amount of Available Funds remaining after distributions pursuant to clauses (i) through
(v) of Section 3.05 of the Indenture (minus any Subordination Reduction Amount).

          Net Mortgage Rate: With respect to any Mortgage Loan and any day, the related Mortgage Rate less the sum of the related Servicing Fee Rate and the Indenture Trustee Fee Rate.

          Nonrecoverable Advance: With respect to any Mortgage Loan, any Advance
(i) which was previously made or is proposed to be made by the Servicer; and
(ii) which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not, be ultimately recoverable by the Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on such Mortgage Loan.

          NovaStar Assets: NovaStar Assets Corp., a Delaware corporation, and its successors and assigns.

          Officer's Certificate: With respect to the Servicer, a certificate signed by the President, a Director, a Vice President or an Assistant Vice President, of the Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

          One-Month LIBOR: With respect to any Interest Period, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Indenture Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period).

          "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in European deposits in the international Eurocurrency market.

          The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Bonds for the related Interest Period shall (in the absence of manifest error) be final and binding.

          Opinion of Counsel: A written opinion of counsel acceptable to the Bond Insurer, who may be in-house counsel for the Servicer if acceptable to the Indenture Trustee, the Bond Insurer and the Rating Agencies or counsel for the Company, as the case may be.

          Original Pool Balance: The sum of the aggregate of the Principal Balances of all Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount.

           Original Pre-Funded Amount: The amount deposited (from the Bond proceeds) in the Pre-Funding Account on the Closing Date, which amount is $50,000,000.

          Original Value: Except in the case of a refinanced Mortgage Loan, the lesser of the Appraised Value or sales price of Mortgaged Property at the time a Mortgage Loan is closed, and for a refinanced Mortgage Loan, the Original Value is the value of such property set forth in an appraisal acceptable to the Servicer.

          Outstanding: With respect to the Bonds, as of the date of determination, all Bonds theretofore executed, authenticated and delivered under this Indenture except:

          (i) Bonds theretofore canceled by the Bond Registrar or delivered to the Indenture Trustee for cancellation; and

          (ii) Bonds in exchange for or in lieu of which other Bonds have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Bonds are held by a holder in due course;

All Bonds that have been paid with funds provided under the Bond Insurance Policy shall be deemed to be Outstanding until the Bond Insurer has been reimbursed with respect thereto.

          Owner Trust Estate: The corpus of the Issuer created by the Trust Agreement which consists of items referred to in Section 2.05 of the Trust Agreement.

          Owner Trustee: ____________________ and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

          Owner Trustee Fee: $4,000 per annum, payable on the Payment Date occurring each December commencing in ____________.

          Paying Agent: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

          Payment Account: The account established by the Indenture Trustee pursuant to Section 3.01 of the Indenture. The Payment Account shall be an Eligible Account.

          Payment Adjustment Date: With respect to each Negative Amortization Loan, the date set forth in the related Mortgage Note on which the Monthly Payment may change each month. The first Payment Adjustment Date as to each Negative Amortization Loan is set forth in the Mortgage Loan Schedule.

          Payment Cap: With respect to each Negative Amortization Loan and each Payment Adjustment Date, the amount (expressed as a percentage) by which the Monthly Payment on such Negative Amortization Loan due in the month preceding such Payment Adjustment Date is multiplied for purposes of calculating the maximum amount to which the Monthly Payment may be adjusted, as identified as such on the Mortgage Loan Schedule.

          Payment Date: The ____ day of each month, or if such day is not a Business Day, then the next Business Day.

          Percentage Interest: With respect to any Bond, the percentage obtained by dividing the Bond Principal Balance of such Bond by the aggregate of the Bond Principal Balances of all Bonds. With respect to any Certificate, the percentage on the face thereof.

          Periodic Rate Cap: With respect to any Adjustable Rate Mortgage Loan, the maximum rate, if any, by which the Mortgage Rate on such Mortgage Loan can adjust on any Adjustment Date, as stated in the related Mortgage Note or Mortgage.

          Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Pool Balance: With respect to any date, the sum of the aggregate of the Principal Balances of all Mortgage Loans and the Pre-Funded Amount as of such date.

          Pre-Funded Amount: With respect to any date of determination, the amount on deposit in the Pre-Funding Account.

          Pre-Funding Account: The account established and maintained by the Indenture Trustee pursuant to Section 8.08 of the Indenture.

          Preference Amount: Any amount previously distributed to a Holder on the Bonds that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

          Prepayment Interest Shortfall: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in full during the related Prepayment Period, an amount equal to the excess of interest accrued during the related Prepayment Period at the Net Mortgage Rate on the Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in full or (b) a partial

Principal Prepayment during the prior calendar month, an amount equal to interest accrued during the related Prepayment Period at the Net Mortgage Rate on the amount of such partial Prepayment.

     Prepayment Period: As to any Payment Date, the calendar month preceding the month of such Payment Date.

     Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Principal Balance of the Mortgage Loan as of the Cut-off Date or Subsequent Cut-off Date, as applicable, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Payment Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Servicer as recoveries of principal in accordance with the Servicing Agreement with respect to such Mortgage Loan or REO Property, and (c) the principal portion of any Realized Loss with respect thereto for any previous Payment Date.

     Principal Payment Amount: (a) With respect to any Payment Date, other than the Final Scheduled Payment Date and the first Payment Date following any acceleration of the Bonds following an Event of Default, the lesser of (a) the sum of (x) the Available Funds remaining after distributions pursuant to clauses
(i) through (iii) of Section 3.05 of the Indenture and (y) any portion of any Insured Payment for such Payment Date representing a Subordination Deficit and
(b) the sum of:

               (1) the principal portion of all Monthly Payments received and Advances made during the related Due Period on each Mortgage Loan;

               (2) the Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period pursuant to the Mortgage Loan Purchase Agreement or Sections 3.12 or 3.18 of the Servicing Agreement and the amount of any Substitution Adjustment Amounts received during the related Prepayment Period;

               (3) the principal portion of all other unscheduled collections received during the related Prepayment Period (or deemed to be received during the related Prepayment Period) (including, without limitation and without duplication, Principal Prepayments in full, partial Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Servicer as payments or recoveries of principal of the related Mortgage Loan;

               (4) any Insured Payment paid with respect to any Subordination Deficit; and

               (5) with respect to the Payment Date immediately following the end of the Funding Period, any amounts in the related Pre-Funding Account after giving effect to any purchase of related Subsequent Mortgage Loans;
                                     minus
                                     -----

               (6) the amount of any Subordination Reduction Amount for such Payment Date;

and (b) with respect to the Final Scheduled Payment Date and the first Payment Date following any acceleration of the Bonds following an Event of Default, the amount necessary to reduce the Bond Principal Balance to zero.

     Principal Prepayment: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Prospectus: The Prospectus Supplement dated ______________, together with the attached Prospectus dated _______________, with respect to the Bonds.

     Prospectus Supplement: The Prospectus Supplement dated ____________, with respect to the Bonds.

     Purchase Price: The meaning specified in Section 2.1(a) of the Home Equity Loan Purchase Agreement.

     Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Bonds at the request of the Company at the time of the initial issuance of the Bonds. Initially such rating agencies shall consist of ___________ and ______________. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Bond Insurer so long as no Bond Insurer Default exists, notice of which designation shall be given to the Indenture Trustee. [References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent rating. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.]

     Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Bondholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) Net Liquidation Proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, minus the portion thereof reimbursable to the Servicer or any Subservicer with respect to related Advances or expenses as to which the Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

     Record Date: With respect to the Bonds and any Payment Date, the last day of the calendar month preceding such Payment Date or in the case of the first Payment Date, the Record Date shall be the Closing Date.

     Reference Banks: Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo and National Westminster Bank PLC and their successors in interest; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Indenture Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Company or any Affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Indenture Trustee.

     Registered Holder: The Person in whose name a Bond is registered in the Bond Register on the applicable Record Date.

     Related Documents: With respect to each Mortgage Loan, the documents specified in Section 2.1(b) of the Mortgage Loan Purchase Agreement and any documents required to be added to such documents pursuant to the Mortgage Loan Purchase Agreement, the Mortgage Loan Transfer Agreement, the Trust Agreement, the Indenture or the Servicing Agreement.

     Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     Relief Act Shortfall: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

     REO Acquisition: The acquisition by the Servicer on behalf of the Indenture Trustee for the benefit of the Bondholders and the Bond Insurer of any REO Property pursuant to Section 3.13 of the Servicing Agreement.

     REO Disposition: As to any REO Property, a determination by the Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

     REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding net, with respect to a Negative Amortization Loan, of amounts that would have been Deferred Interest, if any) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period as such balance is reduced pursuant to
Section 3.13 of the Servicing Agreement by any income from the REO Property treated as a recovery of principal and with respect to a Negative Amortization Loan, as such balance is increased by the addition of Deferred Interest.

     REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property), which proceeds are required to be deposited into the Collection Account within two days of receipt by the Servicer.

     REO Property: A Mortgaged Property that is acquired by the Issuer by foreclosure or by deed in lieu of foreclosure.

     Repurchase Event: With respect to any Mortgage Loan, either (i) a discovery that, as of the Closing Date the related Mortgage was not a valid lien on the related Mortgaged Property subject only to (A) the lien of real property taxes and assessments not yet due and payable, (B) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and such other permissible title exceptions as are permitted and (C) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the related Mortgaged Property or (ii) with respect to any Mortgage Loan as to which the Seller delivers an affidavit certifying that the original Mortgage Note has been lost or destroyed, a subsequent default on such Mortgage Loan if the enforcement thereof or of the related Mortgage is materially and adversely affected by the absence of such original Mortgage Note.

     Repurchase Price: With respect to any Mortgage Loan required to be repurchased on any date pursuant to the Mortgage Loan Purchase Agreement or permitted to be purchased by the Servicer pursuant to the Servicing Agreement, an amount equal to the sum, without duplication, of (i) 100% of the Principal Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or with respect to which an Advance was last made by the Servicer) to the first day of the month following the month of purchase plus (iii) the amount of any unreimbursed Servicing Advances or unreimbursed Advances made with respect to such Mortgage Loan plus (iv) any other amounts owed to the Servicer or the Subservicer pursuant to Section 3.07 of the Servicing Agreement and not included in clause (iii) of this definition.

     Required Subordination Amount: (a) For any Payment Date occurring during the period commencing on the Closing Date and ending on the later of the thirtieth Payment Date following the Closing Date and the date upon which the principal in the amount of one-half of the

Original Pool Balance has been received by the Bondholders, the greater of: (i) the Base Specified Overcollateralization Amount and (ii) 75% of the Delinquency Amount and (b) for any Payment Date occurring after the end of the period in clause (a) above, the greatest of (i) two times the product of the Target Percentage and the Pool Balance as of the close of business as of the last day of the related Due Period, (ii) 75% of the Delinquency Amount, (iii) 0.50% of the Original Pool Balance and (iv) an amount equal to the sum of the Principal Balances of the three Mortgage Loans with the largest Principal Balances. On or prior to the day the Funding Period ends, the Bond Insurer may adjust the Required Subordinated Amount. The Required Subordinated Amount may be increased by the Rating Agencies at the time of the delivery of any Subsequent Mortgage Loans.

     Notwithstanding the above, the Required Subordination Amount shall not step-down pursuant to clause (b) above, (i) if a claim on the Bond Insurance Policy has occurred, (ii) if a Servicing Default has occurred which has not been waived by the Bond Insurer or (iii) if the Required Subordination Amount after the step-down would equal or exceed the Delinquency Amount.

     Upon the end of the Funding Period, the Required Subordination Amount may be reduced or eliminated by the Bond Insurer in its sole discretion. Upon any such reduction or elimination, the Servicer shall give written notice thereof to each Rating Agency.

     Responsible Officer: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rolling Delinquency Percentage: For any Payment Date, the average of the Delinquency Percentages for the Mortgage Loans as of the last day of each of the three (or 1 and 2 in the case of the first two Payment Dates, as applicable) most recently ended Due Periods.

     Sale: The meaning assigned in Section 5.15 of the Indenture.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Security: Any of the Certificates or Bonds.

     Securityholder or Holder: Any Bondholder or a Certificateholder.

     Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

     Seller: NovaStar Financial, Inc., a Maryland corporation, and its successors and assigns.

     Servicer: NovaStar Mortgage, Inc., a Virginia corporation, and its successors and assigns.

     Servicing Account: The separate trust account created and maintained by the Servicer or each Subservicer with respect to the Mortgage Loans or REO Property, which shall be an Eligible Account, for collection of taxes, assessments, insurance premiums and comparable items as described in Section 3.08 of the Servicing Agreement.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Servicer of its servicing obligations, including, without duplication, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.13 of the Servicing Agreement.

     Servicing Agreement: The Servicing Agreement, dated as of _______________, among the Servicer, the Indenture Trustee and the Issuer.

     Servicing Default: The meaning assigned in Section 6.01 of the Servicing Agreement.

     Servicing Fee: With respect to the Mortgage Loans and any Payment Date, the product of (i) the Servicing Fee Rate divided by 12 and (ii) the Principal Balance of such Mortgage Loans as of such date.

     Servicing Fee Rate: With respect to any Mortgage Loan, 0.50% per annum.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Bond Insurer) by the Servicer or a Subservicer, as such list may be amended from time to time.

     Single Bond: A Bond in the amount of $1,000.

     Standard & Poor's: Standard & Poor's Ratings Service, or its successor in interest.

     Subordination Amount: As of any Payment Date, the excess, if any, of (x) the sum of the Pool Balance as of the close of business on the last day of the related Due Period, over (y) the Bond Principal Balance of the Bonds as of such Payment Date (and following the making of all distributions on such Payment
Date).

     Subordination Deficit: With respect to any Payment Date, the amount, if any, by which (x) the aggregate Bond Principal Balance of the Bonds as of such Payment Date, and following the making of all distributions to be made on such Payment Date (except for any payment to be made as to principal from proceeds of the Bond Insurance Policy), exceeds (y) the Pool Balance as of the close of business on the preceding Due Date for such Payment Date.

     Subordination Increase Amount: With respect to any Payment Date, the amount of any Net Monthly Excess Cashflow (including any Subordination Reduction Amount) available in the Payment Account to increase the Subordination Amount up to the Required Subordination Amount.

     Subordination Reduction Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the Excess Subordination Amount and (b) the principal collections received by the Servicer with respect to the prior Due Period.

     Subsequent Cut-off Date: With respect to those Subsequent Mortgage Loans which are sold to the Trust pursuant to a Subsequent Transfer Instrument, one Business Day prior to the Subsequent Transfer Date.

     Subsequent Mortgage Loan: A Mortgage Loan sold by the Seller to the Trust pursuant to Section 2.2 of the Mortgage Loan Purchase Agreement, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

     Subsequent Transfer Date: With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust.

     Subsequent Transfer Instrument: Each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Seller and the Issuer substantially in the form of Exhibit 2 to the Home Equity Loan Purchase Agreement, by which Subsequent Mortgage Loans are sold to the Trust.

     Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement as a Subservicer.

     Subservicing Account: An Eligible Account established or maintained by a Subservicer as provided for in Section 3.06(e) of the Servicing Agreement.

     Subservicing Agreement: The written contract between the Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 of the Servicing Agreement.

     Subservicing Fee: With respect to each Mortgage Loan and any Payment Date, the portion of the Servicing Fee paid to a Subservicer.

     Substitution Adjustment Amount: With respect to any Eligible Substitute Mortgage Loan, the amount as defined in Section 2.03 of the Servicing Agreement.

     Superior Lien: With respect to any Mortgage Loan which is secured by a second lien, the mortgage loan(s) having a superior priority on the related Mortgaged Property.

     Target Percentage: ____%.

     Transferor: NovaStar Assets.

     Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     Trust: The NovaStar Mortgage Funding Trust, Series ______ to be created pursuant to the Trust Agreement.

     Trust Agreement: The Trust Agreement, dated as of _____________, as amended and restated by the Amended and Restated Trust Agreement, dated as of ______________, between the Owner Trustee and the Company.

     Trust Estate: The meaning specified in the Granting Clause of the Indenture.

     Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

     UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     Underwriter: _________________________________________.

     Underwriting Agreement: means the Underwriting Agreement among the Underwriter and the Company with respect to the offer and sale of the Bonds, as the same may be amended from time to time.

     Underwriting Guidelines: The underwriting guidelines of the Seller, as set forth in the Prospectus under the heading "Description of the Home Equity Pool."